As filed with the Securities and Exchange Commission on Registration #333-116693, on June 21, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
Amendment No. 5

Registration Statement
Under
The Securities Act of 1933

KAIRE HOLDINGS INCORPORATED
(Name of small business issuer in its charter)

Delaware	8980	13-3367421
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number )	Identification No.)

552 Sespe Avenue, Suite D, Fillmore , CA	93015
(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

Steven Westlund
Chief Executive Officer
552 Sespe Avenue, Suite D
Fillmore, California 93015
(805) 524-0024

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
18301 Von Karman Avenue, Suite 430
Irvine, California 92612
(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share (2)	Proceeds to KAIH	Amount of registration fee
Common Shares, par value $.001 underlying secured convertible debenture	14,444,444 (3) 59,344,730 (3) 15,000,000 (3)	$0.09 $0.0375 $0.0375	$1,300,000 $2,225,427 $ 562,500			$164.70 $238.12 $ 60.19
Shares underlying warrant	4,444,444 (4)			$.17	$755,555	$95.73
Shares underlying warrant	694,444 (5)			$.042	$29,167	$ 3.12
Shares underlying warrant	5,541,667 (6)			$.40	$221,667	$23.72
Total Registration Fee						$585.58 (7)

1)  Includes shares of our common stock, par value $0.001 per share, which are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for the purpose of determining the registration fee.
(3) Common stock issuable upon conversion of an aggregate of $1,275,000 in convertible debentures.
(4) Common stock issuable upon the exercise of warrants issued in connection with the convertible notes with an exercise price of $.17 per share.
(5) Common stock issuable upon the exercise of warrants issued in connection with the convertible notes with an exercise price of $.042 per share.
(6) Common stock issuable upon the exercise of warrants issued in connection with the convertible notes with an exercise price of $.40 per share.
(7) $585.58 Previously paid

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED February 2, 2006

KAIRE HOLDINGS INCORPORATED
99,469,729 Shares of Common Stock

The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts and relates to the resale by the security holders of common stock issuable upon the conversion of convertible notes and the exercise of warrants of up to 88,789,174 shares of Kaire Holdings Incorporated’s (“KAIH”) common stock, including 1) up to 22,685,185 shares of common stock issuable to Alpha Capital Aktiengesellschaft upon the conversion of $350,000 in secured convertible debentures and 1,944,444 shares from the exercise of warrants, 2) up to 49,277,066 shares of common stock issuable to Longview Fund, L.P. upon the conversion of $675,000 in secured convertible debentures and 6,652,778 shares from the exercise of warrants, 3) up to 11,778,846 shares of common stock issuable to Longview Equity Fund, L.P. upon the conversion of $175,000 in secured convertible debentures and 875,000 shares from the exercise of warrants, 4) up to 5,048,077 shares of common stock issuable to Longview Equity Fund, L.P. upon the conversion of $75,000 in secured convertible debentures and 375,000 shares from the exercise of warrants, and 5) 833,333 shares of common stock to Bicoastal Consulting Group from the exercise of warrants.

The holders of the convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Our common stock is quoted on the OTC bulletin board under the symbol "KAIH". On February 1, 2006, the closing bid price of our common stock on the OTC bulletin board was $0.023.

Kaire’s shares of common stock are “penny stocks” as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC bulletin board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers. See the “Risk Factors” section beginning on page 7 of this prospectus discussing the applicability of the “Penny Stock Rules” to transactions in Kaire’s securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 2, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled “Risk Factors” and the section entitled “Financial Statements”.

Unless otherwise indicated, this prospectus assumes that any of Kaire Holdings Incorporated’s outstanding options or warrants has not been exercised into shares of Kaire’s common stock.

Kaire Holdings Incorporated

Present Business

Kaire provides both retail and long term care pharmacy services. Long term pharmacy care services focus on the following: 1) helping chronically ill patients residing in assisted living facilities maintain compliance with their medication therapies; 2) monitoring any adverse drug reactions and 3) assist the long term care providers monitor patient progress. Specialized long term care services include providing the patients their monthly cycle medications, providing the long term care providers with in service training and drug education, including providing detailed policies and procedures manuals, provide monthly reviews of patient drug regimes and processing all patient insurance claims. Specialized products include unit dose bubble pack of individual patient’s medication, secure mobile medication carts, and emergency medication kits for night or weekend patient emergencies.

History

Kaire Holdings Incorporated (“Kaire”), a Delaware corporation, was incorporated on June 2, 1986 as Interactive Medical Technologies, Ltd. (“IMT”). Effective February 3, 1998, Kaire changed its name from Interactive Medical Technologies, Ltd. to Kaire Holdings Incorporated. Kaire’s headquarters are currently in Fillmore, California. Kaire has three subsidiaries, Effective Health, Inc., YesRx.com, Inc. and See Shell Inc, of which only Effective Health Inc. is operating. Classic Care, Inc., (d/b/a Classic Pharmacy), a subsidiary of YesRx.com, Inc., was dissolved in February 2003 subsequent to the acquisition of Sespe Pharmacy.

From 1986 through May of 2000, Kaire sold non-radioactive diagnostic imaging microspheres and provided quantitative laboratory analysis to customers who used the micro sphere products in their research studies. We discontinued marketing these products and services in May 2000.

In December 1997, Kaire entered into an agreement to acquire 80% of Kaire International, Inc. ("KII"), a network marketing firm based in Longmont, Colorado. As part of the proposed acquisition, IMT changed its name to Kaire Holdings, Incorporated (“Kaire”). Kaire was unable to raise all the capital needed to complete the acquisition and by December 1998, we had to cancel the transaction. Any affiliation with Kaire International, Inc. was ended at that time.

In May of 1999 Kaire incorporated YesRx.com, Inc., in the state of Delaware and began marketing a range of health oriented herbal consumer products through Vitaplanet.com, an e-commerce internet site we developed in house. A short time later we changed the name of Vitaplanet.com with YesRx.com. The on-line e-commerce drug store business was not growing and was unprofitable therefore we phased the business out during 2001.

In June 2000, YesRx.com, Inc. acquired Classic Care, Inc. (d/b/a Classic Care Pharmacy), located in Los Angeles, California. Classic Care Pharmacy provided specialized pharmacy care to residential board and care facilities in southern California and provided medication for HIV patients who were being treated with complex anti-viral medication therapies.

Classic Care received a notice dated April 17, 2002 from the State of California Department of Health Services (“DHS”) informing us that they were suspending Classic Care Pharmacy’s Medi-cal provider number and withholding 100% of Classic Care Pharmacy’s Medi-cal payments. The DHS alleged that based on their investigation, Classic Care Pharmacy had submitted numerous patients’ claims without proper documentation. Classic Care Pharmacy’s counsel believed that the facts presented by the DHS were inaccurate and that its position was unfounded and appealed their decision. However, that appeal was rejected.

Given these circumstances, we accepted a proposal from the Classic Care shareholders to return that portion of Classic Care Pharmacy’s business affected by the DHS action back to the Classic Care shareholders in exchange for a release from repaying any outstanding amounts due on promissory notes related to that acquisition. The business transferred amounted to approximately 80% of its total revenue with the 20% retained consisted of primarily the medication sold to HIV patients which was not regulated by the DHS.

Acquisition of Sespe Pharmacy

In November 2002, Kaire, through its subsidiary Effective Health, Inc., opened escrow to purchase certain assets (including a DHS license) of Sespe Pharmacy which is located in the Sespe medical clinic in Fillmore, California. Escrow closed on January 26, 2003. Sespe Pharmacy was a small retail pharmacy that dispensed on approximately 40 to 50 retail prescriptions per day.

Effective Health, Inc., (d/b/a Sespe Pharmacy) serves as our base of pharmacy operations. Since acquiring Sespe Pharmacy, we have resumed our board and care marketing efforts which has resulted in a number of new facilities becoming customers of our specialized pharmacy service programs.

In February 2003 all operations at Classic Care Pharmacy ceased and Classic Care, Inc was dissolved. Additionally, the combination of a declining HIV client base due to the logistical problems of providing the level of personal attention required to service each HIV client (i.e. clients were transferring their business to a more conveniently located pharmacy) and the little to no gross profit margins provided by servicing those clients, lead to the decision to phase out the Health Advocate HIV program.

Entremetrix

On March 18, 2003, YesRx.com, Inc. purchased Entremetrix, a California corporation. Entremetrix was a professional employment company that provided financial and administrative support for smaller medical companies, long term board and care facilities, and pharmacies, to their administrators, employees, patients, clients and services providers. However, after almost a year of the professional employer business, we felt that it was in our best interests to develop our pharmacy business and discontinue our employer services business. Therefore, on February 25, 2004 the purchase of EntreMetrix was unwound. EntreMetrix and any of its affiliates are no longer affiliated with Kaire Holdings, Inc. and YesRx.com, Inc.

Reverse Split
On July 10, 2003, Kaire reverse split its common stock at a 200 to one ratio.

For the nine months ended September 30, 2005, we generated net revenue in the amount of $976,446 and a net loss from operations of $820,879. In addition, for the year ended December 31, 2004, we generated net revenue in the amount of $2,218,086 and a net loss from continuing operations of $1,635,338 with the total net loss (including discontinued operations) of $975,729. Our accumulated deficit for the year ended December 31, 2004 was $(41,865,095).

Principal Office
Our principal executive office is located at 552 Sespe Avenue, Suite D, Fillmore CA 93015, and our telephone number is (805) 524-0024.

The Offering

The resale of securities offered by selling shareholders upon the conversion of the convertible notes and the exercise of the warrants.	Up to 99,469,729 shares including i) up to 88,789,174 shares of common stock from the conversion of convertible notes 10,680,555 shares of common stock from the exercise of warrants.

Common stock outstanding after the offering	Up to 135,923,626 Shares

Offering price	The selling shareholders can sell the shares at any price.

Use of proceeds
This prospectus relates to shares of Kaire Holding Inc’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our common stock
Our common stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "KAIH". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

The above information regarding common stock to be outstanding after the offering is based on 35,453,897 shares of common stock outstanding as of December 31, 2005 and assumes the subsequent conversion of the $1,275,000 issued convertible debentures and the exercise of the 10,680,555 warrants.

On May 3, 2004, Kaire issued $650,000 in convertible debentures, 8% annual interest rate, pursuant to a securities purchase agreement. The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

On March 29, 2005, Kaire issued a $125,000 in convertible debentures, 8% annual interest rate, pursuant to a securities purchase agreement. The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.04 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

On June 5, 2005, Kaire issued $350,000 in convertible debentures, 8% annual interest rate, pursuant to a securities purchase agreement. The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.03 per share, or 80% of the average of the lowest three closing bid prices of the common stock during the 20 trading days preceding the conversion date.

On December 13, 2005, Kaire entered into a subscription agreement to issue $350,000 in convertible debentures, 12% annual interest rate in three traunches. A convertible debenture for $150,000 was issued on December 13, 2005 and its underlying shares are being registered through this document. A second traunch of $100,000 is to be issued on February 15, 2006 and the third traunch of $100,000 is to be issued on March 15, 2006. The convertible debentures can be converted into shares of common stock with the conversion price being 70% of the average of the lowest five closing bid prices of the common stock during the 20 trading days preceding the conversion date.

Our stock has been trading at approximately $.015 to $.033 over the period from September 1, 2005 to December 31, 2005.

The holders of the convertible debentures may not convert their securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to Kaire. Since the number of shares of Kaire’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of Kaire’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Risk Factors

An investment in shares of Kaire Holding Incorporated’s (“ KAIH”) Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy KAIH’s common stock. If any of the following risks actually occur, KAIH’s business would likely suffer. In these circumstances, the market price of KAIH’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

KAIH has sustained continuing losses making it a risky investment.

KAIH has a history of losses from operations and may not realize a profit during the next fiscal year, therefore an investment in KAIH is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $1,493,246 at September 30, 2005, $1,242,621 at December 31, 2004 and $2,366,555 at December 31, 2003, plus recurring losses from operations which raise some doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this activity.

KAIH incurred a loss for the year ending December 31, 2004 of $975,729, a loss of $1,285,847 in the year ending December 31, 2003 and a loss for the nine months ending September 30, 2005 of $820,879. The accumulated deficit for the years ending December 31, 2004 and 2003 was $41,865,095 and a $40,889,366 respectively. The accumulated deficit through September 30, 2005 was $42,685,974.

We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.

We reported a loss through three quarters of 2005 and historically, we have incurred consistent quarterly net losses. Further, we cannot guarantee our current business will generate profits in the future.

Here is a list of some of the factors that may affect the future profitability of our business:

•	It is likely that we will have to allocate significant cash flow to marketing efforts to acquire new customers.
•	There is a national shortage of pharmacists, which may necessitate higher professional personnel costs.
•	In the past, we have allocated significant portions of our operating profits to pay debt. If this pattern continues, our net profits may be affected.
•
Traditionally, there is a difference in time between when we have to pay our suppliers for product and the time we get paid from our customers. This pattern often causes us to carry significant amounts of our revenues as accounts receivable. If we have difficulty collecting these receivables, then we may have to allocate our operating profits to pay suppliers, which may result in our net profits being partially or entirely eroded.

There is substantial doubt that KAIH will have the ability to continue as a going concern due to its failure to cover the cost of goods sold and other expenses which may make it difficult to obtain additional funding.

KAIH’s revenues have been insufficient to cover operating expenses; therefore, KAIH has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. Due to KAIH’s continual losing performance we make no assurances of the following:

•	that proceeds from private or other capital will continue to be available
•	that we will be able to obtain funding on terms that are acceptable to us
•	that revenues will increase to meet KAIH’s cash needs
•	that a sufficient amount of KAIH’s common stock or other securities can or will be sold
•	that any common stock purchase options/warrants will be exercised to fund the operating needs of KAIH.

Competition in specialty pharmacy business could prevent us from increasing or sustaining revenues or achieving or sustaining profitability.

We may not be able to effectively compete in our businesses due to the fact that many of our competitors are better-financed companies that possess greater access to necessary resources, and who have been in the specialty pharmacy business for a significantly longer period of time than us.

Some of our competitors in the specialty pharmacy business are:

*   CVS ProCare
*   Priority Pharmacy
*   Walgreens
*   Rite-Aid

Although we are attempting to establish ourselves as a provider of specialized pharmacy care products and services to selected niche markets, no assurance can be given that our competitors will not use their many advantages over us, and more directly pursue the customers we are attempting to acquire and those who we have already acquired. As previously discussed above, these competitors may have greater financial resources, stronger management resources and a better ability to enhance their share of the market.

Risks Relating to our Stock:

The continuously adjustable conversion price feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of KAIH’s common stock and may cause substantial dilution to KAIH’s existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible notes in this offering may increase if the market price of KAIH’s stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of KAIH’s warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of KAIH’s common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to KAIH’s existing stockholders and may make it difficult to obtain additional capital.

In addition, our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The following gives examples of the number of shares that would be issued if the $1,275,000 of convertible notes in this offering were converted at one time at prices representing 75%, 50%, and 25% of the current market price (assuming a market price of $0.02). As of December 31, 2005, we had 35,453,897 shares of common stock outstanding.

Percent	Price	With	Number	Percent of
of Market	Per	Discount	of Shares	Outstanding
Price	Share	at 20%	Issuable	Stock

75%	$0.015	$0.012	106,250,000	299.7%
50%	$0.01	$0.008	159,375,000	449.5%
25%	$0.005	$0.004	318,750,000	899.1%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

Funding by issuing debt that converts at either a fixed low price or at a discount may have the effect of setting a ceiling on your stock as the investors convert and sell in large amounts.

Investors usually convert and sell at times when there is enough trading volume to absorb blocks of stock without driving the price of the stock down. This method of converting and selling into the market sometimes has the effect of preventing the price of the stock to rise, resulting in a temporary ceiling in the stock price. This ceiling has the possibility of remaining in place until the convertible note holders have fully converted out of their convertible notes.

Investors who purchase shares offered for resale by this prospectus will pay a per share price that substantially exceeds the value of Kaire’s assets after subtracting its liabilities per share and therefore will incur immediate dilution to the value of their ownership.

Assuming a market price of $.03 per share, if the investors convert at an 20% discount, they will be purchasing the stock at $.024 per share. At September 30, 2005, the value of Kaire’s assets after subtracting its liabilities, per share is a negative ($.058) per share.

Further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional common stock shares be issued for those consulting or other services. The following are shares issued pursuant to service contracts over the last twelve months.

Kaire has relied extensively in the past on the services of consultants whom were compensated with common stock.
In February of 2005, there were 3,000,000 shares issued for legal and consulting services. There have been no shares issued for services in 2005 subsequent to that issuance. Though there are no outstanding consulting agreements with third party entities for consulting or other services, should there be a need to issue such shares for future consulting or other services, when such shares hit the market, they could have a negative effect on the price of Kaire’s stock.

The overhang effect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in KAIH’s market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, KAIH’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by warrant and debenture holders may drive down the market price of KAIH’s stock.

The warrant and debenture holder may sell shares of KAIH’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of KAIH’s stock’s market price.

The market price of our common stock historically has fluctuated significantly.

Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends, announcements of developments related to our business, fluctuations in our operating results, a shortfall in our revenues or earnings compared to the estimates of securities analysts, announcements of technological innovations, new products or enhancements by us or our competitors, general conditions in the markets we serve, general conditions in the worldwide economy, developments in patents or other intellectual property rights, and developments in our relationships with our customers and suppliers. In addition, in recent years the stock market in general, and the market for shares of technology and other stocks have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance. The range of our stock price for each of the past three years can be seen in the table under the section entitled “Market for Common Equity and Related Stockholder Matters” on page 14.

KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock.

KAIH’s shares of Common Stock are “penny stocks” as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•	The brokerage firm’s compensation for the trade.
•	The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•	Monthly account statement that gives an estimate of the value of each penny stock in your account.
•	A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

•	If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
•	If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
•	If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for “penny stocks”, which makes selling them more difficult.

KAIH’s absence of dividends or the ability to pay them places a limitation on any investors return.

KAIH anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, KAIH does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of KAIH's Board of Directors and will depend on KAIH's general business condition. As a result, investors should not rely on an investment in KAIH if they require dividend income, and that the only return on their investment in KAIH, if at all, would come from any appreciation of KAIH’s stock market price.

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

KAIH will not receive any of the proceeds from the resale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the funding. If all the warrants were exercised, the maximum proceeds that KAIH would receive are as follows: $775,555 from the warrants at $.17 per share, $221,667 from the warrants at $.04 per share, and $29,167 from the warrants at $.042 per share. Since Kaire’s stock has been trading between $.015 and $.04 per share it is unlikely that the warrants at $.17 will be exercised any time in the immediate future, if at all.

The proceeds, if any, that KAIH receives from the exercise of warrants (not taking the $.17 warrants into consideration) will be used for working capital in support of the growing business. If all warrants are exercised, KAIH will use approximately 75% or $188,125 towards the purchase of inventory to provide for the growth of the business. The remaining 25% or $62,709 will be used towards the pay down of payables. If not all warrants are exercised, the percentage of the net proceeds used towards the purchase of inventory and the pay down of payables will remain consistent

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.04 per share through a cashless exercise when the Common Stock’s current Market Price per share is $0.06 per share, the holder will receive 33,333 shares of Common Stock.

The foregoing represents KAIH’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. KAIH reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

Market for Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol “KAIH”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

	High	Low
Year ended December 31, 2003
First quarter *	$ 0.56	$ 0.16
Second quarter *	0.80	0.10
Third quarter *	0.28	0.06
Fourth quarter *	0.10	0.04
Year ended December 31, 2004
First quarter	$ 0.32	$ 0.05
Second quarter	0.19	0.10
Third Quarter	0.15	0.05
Fourth quarter	0.08	0.04
Year ended December 31, 2005
First quarter	$ 0.07	$ 0.04
Second quarter	$ 0.04	$ 0.02
Third quarter	$ 0.03	$ 0.02
Fourth quarter	$ 0.03	$ 0.01

* adjusted for the 200 to 1 reverse split

As of December 31, 2005, there were approximately 821 registered shareholders of KAIH’s Common Stock with 35,453,897 shares issues and outstanding.

Dividends

To date, the Company has not declared or paid dividends on its Common Stock.

Transfer Agent and Registrar

KAIH’s transfer agent is Jersey Transfer and Trust Company, 201 Bloomfield Avenue, Verona, NJ 07044.

Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	Year ended December 31,		Nine months ended September 30,
	2004	2003	2005	2004
	(Audited)		(Unaudited)
Net Revenues	$ 2,218,086	$ 1,256,806	$ 976,446	$ 1,738,475
Cost of Cost Sold	(1,986,280)	(884,918)	(679,886)	(1,325,423)
Gross Profit	$ 231,806	$ 371,888	$ 296,560	$ 413,052
Total Operating Costs	1,717,081	1,417,055	869,661	1,482,361
Loss from Operations	(1,485,275)	(1,045,167)	(573,101)	(1,069,309)

Provision for Income Taxes	(3,404)	(1,600)	-	(3,404)
Other income (expenses), net	(146,659)	(57,331)	(247,778)	(210,446)
Gain (loss) from discontinued	659,609	(181,749)	-	221,561
Net Loss	$ (975,729)	$(1,285,847)	$(820,879)	$ (1,061,598)
Weighted average Common
Shares outstanding	26,501,514	4,453,420	33,503,626	22,018,482

Total Earning per share - basic and diluted	$ (0.05)	$ (0.29)	$ (0.02)	$ (0.04)

Total Assets	$ 352,485	$ 395,176	$ 315,121	$ 695,559
Total Liabilities	$ 1,911,201	$ 2,773,892	$ 2,283,336	$ 2,327,639
Shareholders’ equity	$(1,558,716)	$(2,378,716)	$(1,968,215)	$(1,632,080)

Management’s Discussion and Analysis of Financial Condition or Plan of Operation

Critical Accounting Policy

The Company recognizes revenue for pharmacy operations at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Plan of Operation

General

Our general operating plan focuses on delivering specialized programs and services targeted areas within the senior and chronic health care market. We believe this approach will help differentiate us from our competitors and establish us as a senior and chronic health care specialist. We also believe that the size of the aging baby boomer generation will create the need for numerous additional programs and services required to properly care for this group. We will continue to position ourselves to take advantage of future market opportunities by continuing to develop and market products, programs and services that help patients comply with increasingly complex medication therapies including programs that help educate patients about their chronic conditions as well as programs that increase pharmacy operating efficiencies including the processing of state and private insurance claims.

Short Term Goals

Our main short term goal is to increase sales revenue and achieve profitability on an operational cash flow basis.  We hope to achieve this goal around the second to third quarter in 2006. To achieve this goal, we are focusing on the following:

•  Increase the number of retail and long term care private pay and third party pay patients, as opposed to Medi-Cal patients, by focusing more of our resources on targeted sales and marketing programs.
•  Develop revenue channels with higher gross profit margins such as durable medical equipment such as wheel chairs, beds and walkers, and equipment rentals.
•  Enhancing operational efficiencies during this expansion mode such as by installing procedures for routine functions and reassign employee functions that fit their individual strengths.
•  Relocate the pharmacy to an area that can more efficiently service Los Angeles hospital patients as well as lower the cost of doing business.

Though we have customers in place that will steadily increase our revenue over the next six to twelve months, we have not generated enough upfront new business to date to make up the loss of revenue incurred from the loss of two large clients during the first and second quarter. Therefore we are experiencing a longer than anticipated ramp up of sales which has delayed the projection for increased sales and a favorable cash flow position for sometime into 2006.

Long Term Goals

Our long term goals would be to expand on our short term goals, (i.e. expand our service coverage area) to increase sales and to introduce service programs that would be custom tailored to meet the needs of our clients as those needs arise.

Concerning working capital, historically our revenues have been insufficient to cover the cost of running Kaire Holdings operations plus its non operatinal costs. Based on our cash flow statement, for the first nine month period ending September 30, 2005 our operations have been generating an average monthly positive cash flow from operations of $13,500. However this is quickly used up with the additional funds required to cover non operational costs which include the costs to maintain a public entity. In order to cover such costs, Kaire Holdings has had to rely in part on private placements of common stock securities, loans from private investors and in some instances the exercise of common stock warrants to meet the non-operational needs. With revenue growth being delayed till sometime in the second or third quarter of 2006, we believe that over the next twelve months there will be a need for additional working capital to meet our non-operational needs. Currently Kaire maintains no excess cash, i.e. it is used as soon as it is received. We estimate that an additional $300,000 in funds will need to be raised in order to carry us through the next twelve months.

This evaluation is based on the need to cover the costs of the addition burdens put on the company due to reporting regulation changes plus the desire to relocate our pharmacy to an area that allows for better servicing of clients. In the event that we are unable to obtain additional funding over the next several months, we will need to reduce non operational programs to a point where cash outflow will not exceed cash inflow and curtail any growth in operations.

Historically, we have been successful in our efforts to secure working capital mainly from private placements of common stock securities and loans from private investors. However, there can be no assurances that private or other capital will continue to be available to meet our cash needs, or that a sufficient amount of our common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the non operational needs of the Company. Management raised an additional $125,000 in March 2005 and $350,000 in June 2005 thought the issuance of convertible notes.

Subsequently on December 13, 2005, Kaire entered into a subscription agreement to issue $350,000 in convertible debentures, 12% annual interest rate in three traunches. A convertible debenture for $150,000 was issued on December 13, 2005 and its underlying shares are being registered through this document. A second traunch of $100.00 is to be issued on Feburary 15, 2006 and the third traunch of $100,000 is to be issued on March 15, 2006.

Our work force is expected to stay flat in the immediate future.

Our present staff has the capacity to service double our existing business level including the first cluster of IPA patients. Therefore we anticipate that our present staffing requirements will remain level for at least the next twelve months.

Results of Operations

Three and Nine Months Ended September 30, 2005 Compared to September 30, 2004

Revenues

For the three and nine months ended September 30, 2005, revenues were approximately $271,695 and $976,446 respectively, for a decrease of $369,408 and $762,029 (57.62% and 43.83%) respectively for the same periods in 2004. The decrease in revenue is a result of the discontinued servicing of two related 100 bed skilled nursing facilities which were very costly to service due to their distant location and service requirements.

We consider that the decision to discontinue servicing the two related skilled nursing facilities was a mutual decision. Both the facilities and our company had discussed ending our relationship on several occasions. However, the facility management did send the actual letter informing us that they wished to terminate the pharmacy services agreement. Our discussions to terminate services were based on a number of factors, the main factor being the number of deliveries required per day which made the distance to the facilities also a factor. The distance to the first facility was one hundred seventy five miles from our pharmacy and the second facility was sixty five miles from our pharmacy. Initially, we believed that the issue of distance would not pose a problem because the services agreements called for one delivery per day to the most distant facility and two daily deliveries to the second facility. However, the need for additional deliveries per day arose immediately due to the large number of emergency issues at the facilities which included the facilities misplacing patient medications, or doctors making multiple changes in patient’s medications in a single day. Overall, our company was losing money servicing these facilities due to these multiple deliveries of medications as well as the excessive overtime we had to pay our delivery staff to accommodate the facilities.

In addition on October 17, 2005, Medi-Cal denied our Pharmacy’s Medi-Cal provider application which means that some time in the near future our Medi-Cal provider number will be turned off and we will be unable to service our Medi-Cal clients. We have been focusing on signing up non Medi-Cal clients and as of 3rd quarter have reduced our Medi-Cal revenue to approximately 53% of our total revenue. It is anticipated that by the end of the 1th quarter 2006 we will have completely replaced our Med-Cal revenue. The main vehicle that has been offsetting the lost sales has been though the three year agreements we signed to provide full pharmacy services to the,Senior and Medi-Cal patient enrollees for two Independent Physician Associations (IPA’s) with member facilities in San Bernardino, Riverside and Los Angeles counties. These IPA’s service up to 100,000 patient enrollees.

The pharmacy services agreements with the two Independent Physicians Associations (IPA’S) would be minimally affected by the denial of the Medi-Cal provider number. The vast majority of the patients served by the IPA’S are covered by commercial insurance providers such as Blue Cross, Health Net, Molina, Pacific Care, Medicare, Blue Shield and others. Our company is able to provide services to these patients and receive payment from the insurance providers as well as directly from the IPAs..

The phasing in of sales from the IPA’s will take several years. The IPA patients are clustered around member hospitals and clinics that are located from East Los Angeles County and extend past San Bernardino County. Servicing each cluster would require a separate pharmacy to be located at each cluster. At present we have only one pharmacy. Once we have successfully phased a cluster of patients geographically close to our pharmacy we can proceed to determine which next cluster of patients to service and set up a new pharmacy to provide such service, and keep repeating this scenario. It has taken us several months to understand how the IPA’s work and are still three to six months away from completing our phase in with this first cluster of patients. Based on our experience in setting up the service for the first cluster of patients, expanding into each new cluster would require about six months each. Thus expanding one cluster at a time will be a multi year process.

Another factor that we have to phase in relates to the nature of services the patients need and the ease of phasing those patients to our pharmacy. Patients are grouped according to the type of services needed. These groups include the following: a) patients discharged from member hospitals, b) patients treated at member clinics, c) patients with refillable prescriptions, and d) long term care home therapy patients.

The easiest group of patients to phase in are the patients discharged from member hospitals or treated in one of the member clinics for the following reasons: 1) it is the responsibility of the IPA’s to pay us for services provided to these patients, thus we invoice the IPA for services rendered, and 2) our company is able to select and serve a group of patients that are geographically clustered close to our pharmacy. Once established with these groups we can phase in patients with refillable prescriptions and long term care home therapy patients. This phase in method helps facilitate the overall plan of expanding our business one cluster at a time.

Based on our growing knowledge and experience with the IPA’s, it is apparent that accessing just a small portion of the 100,000 patients is the likely scenario and until we have finalized the completion of our first phase in, we will be unable to project how many of the patients managed by the IPA’s we will have a possibility of gaining access to and the time frames involved. For example, it appears that the first cluster of patients that we will be servicing will be in the range of 400 to 600 patients. The next targeted cluster of patients should range for 1,200 to 2,000 patients.

Cost of Goods Sold

Cost of goods sold for the three and nine-month period ending September 30, 2005 was $187,339 and $679,886 respectively, for a decrease of $296,654 and $645,537 (61.29% and 48.70%), respectively, over the same periods in 2004. This decrease is a direct result of the fall in sales.

Gross Profit

Gross profit for products and services was $84,356 and $296,560 for the three and nine months ended September 30, 2005, a decrease of $72,754 (46.31%) for the same three-month period in 2004 and a decrease of $116,492 (28.20%) for the same nine-month period in 2004. The decrease in gross profit was due to the decrease in gross revenues. The gross profit margin for the three and nine months ended September 30, 2005 was 31.0% and 30.4% respectively. The gross profit margin for the three and nine months ended September 30, 2004 was 24.5% and 23.8% respectively.

Operating Expenses

Operating expenses for the three and nine month period ended September 30, 2005 were $189,823 and $869,661 respectively for a decrease of $116,190 (37.97%) and $612,700 (41.33%) respectively from the same periods in 2004. The $612,700 decrease in expenses is mainly attributable to 1) $683,318 decrease in consulting services, 2) decrease of $48,599 in salaries and related expenses due to headcount reduction, 3) $27,968 decrease in marketing, $12,557 in outside services, $21,384 in auto, $18,039 decrease in selling expense, and $1,806 in net miscellaneous items all due to the decrease in facilities serviced, 4) $8,398 decrease in rent, offset by 5) $66,615 increase in legal fees and 6) $142,754 increase in accounting fees.

Interest Expense

Interest expense for the three and nine months period ended September 30, 2005 was $71,932 and $247,778 respectively which was a decrease of $11,969 and $83,923 (14.27% and 25.30%) from the comparable three and nine months period from the prior year. The decrease in interest expense is a result of a combination of a decrease in amortization of the value attributed to the warrants and beneficial conversion feature associated with the convertible debt issued in April of 2004 and the pay down of certain notes payable. However, this decrease was offset by new issuance of convertible notes during the 2nd quarter of 2005.

Federal Income Tax

No provision was made for Federal income tax since the Company has incurred significant net operating losses from inception. Through September 30, 2005, the Company incurred a net operating loss for tax purposes of approximately $820,879. The net operating loss carry forward may be used to reduce taxable income through the year 2014. The Company's tax returns have not been audited by the Internal Revenue Service. The carry forward amounts may therefore be subject to audit and adjustment. As a result of the Tax Reform Act, the availability of net operating loss carry forwards can be deferred, reduced or eliminated under certain circumstances. Net operating losses in the State of California were not available for use during 1992 and the carry forward period has generally been reduced from fifteen years to five years.

Liquidity and Capital Resources

Net cash loss (net loss less non-cash items affecting net loss) for the nine month period ending September 30, 2005 amounted to $503,242, which mainly consisted of the net loss for the nine months ending September 30, 2005 of ($820,879) offset by the following: 1) depreciation and amortization of $21,952, 2) amortization of warrant and beneficial conversion feature of $116,241, 3) common stock issued for professional services and compensation of $150,000, and 4) amortization of debt issuance costs of $29,444.

Net cash generated by operating activities for the nine month period ending September 30, 2005 amounted to $121,714, consisting of a decrease in inventory of $77,888, an increase in accrued interest on convertible notes of $91,508 and an increase in bank overdraft of $24,300. These changes were offset by increases in trade accounts receivable and other receivables of $61,525, a decrease in accounts payable and accrued expenses of $10,120 and an decrease in sales tax payable of $337. We continue to rely on debt financing to meet our non operational capital needs.

Net cash used in investing activities for the nine month period ending September 30, 2005 was $950 which was attributable to the Company’s purchase of computer equipment.

Net cash generated from financing activities for the nine month period ending September 30, 2005 was $382,478 which consisted of payment on notes payable to related parties of $2,900, payments on loans of $49,000 and deferred financing costs of $40,622 offset by proceeds from the issuance of a convertible note of $475,000.

On September 30, 2005 the Company had total assets of $315,121 compared to $352,485 on December 31, 2004, a decrease of $37,364 or 10.60%. The Company had a total stockholder's deficit of $1,968,215 on September 30, 2005, compared to a stockholders deficit of $1,558,716 on December 31, 2004, an increase of $409,499 or 26.27%. As of September 30, 2005 the Company's working capital position increased by $250,625 (20.17%) from a working capital deficit of $1,242,621 at December 31, 2004 to a working capital deficit of $1,493,246 at September 30, 2005. This result was attributed primarily to increases in 1) convertible notes - current portion of $180,811, 2) accrued interest on the current portion of the accrued notes of $91,508 3) an increase in bank overdrafts of $24,300 plus a decrease in inventory of $77,888 offset by increases in 1) accounts receivable trade of $60,385 and 2) employee advances of $1,140, offset by decreases in 1) accounts payable and accrued expenses of $10,457, 2) loans payable of $49,000, and 3) notes payable related parties of $2,900.

Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from our operations to meet our operating needs, however it is unlikely that there will be sufficient capital to meet our non operational needs. The following is a discussion of future cash requirements.

Estimated future cash requirements

Our estimate of net cash requirements for overhead for the next twelve months subsequent to September 2005 is approximately $59,000 a month for a twelve-month total of $708,000. The estimate of net cash inflow from operations for that time period is estimated to be no less than $561,000. This results in a total shortfall of approximately $147,000 or some $12,250 a month. This shortfall has been partly offset by certain legal, accounting and management deferring there salary and fees. The deferral of these charges will most likely continue until sales ramp up to a sufficient level. However, to meet our non operational capital needs and any additional year end costs, such as auditing fees and to cover the cost of inventory needed to ramp up revenue, an estimated amount of up to $300,000 will be needed to carry us over the next twelve months.

If we are unable to gain access to such funding, we will be forced to temporarily curtail certain non-operational costs and delay any ramp up of business.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, we have experienced net losses of $820,879 and $1,061,598 for the nine months ended September 30, 2005 and 2004, respectively. We also have a net working deficit of $1,493,246 for the nine months ended September 30, 2005. Additionally, we must raise additional capital to meet our working capital needs. If we are unable to raise sufficient capital to fund our operations, we might be required to curtail or discontinue our pharmacy operations. These factors raise substantial doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the our ability to generate sufficient sales volume to cover our operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

On June 23, 2005, we issued three convertible notes for an aggregate of $350,000, 8% interest per annum. These notes mature in two years. The Conversion Price per share shall be the lesser of (i) $.03 or (ii) eighty (80%) of the average of the closing bid prices for the five (5) trading days prior to but not including the conversion date for the common stock. In addition we to the investors warrants to purchase 5,833,332 shares of the common stock at a per share purchase price of $0.04. The proceeds from this convertible note were used for working capital needs

On December 13, 2005, Kaire entered into a subscription agreement to issue $350,000 in convertible debentures, 12% annual interest rate in three traunches. A convertible debenture for $150,000 was issued on December 13, 2005 and its underlying shares are being registered through this document. A second traunch of $100.00 is to be issued on February 15, 2006 and the third traunch of $100,000 will be issued on March 15, 2006. The convertible debentures can be converted into shares of common stock with the conversion price being 70% of the average of the lowest five closing bid prices of the common stock during the 20 trading days preceding the conversion date. The proceeds from the convertible note was used for working capital needs.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Net revenue from continuing operations for the year ended December 31, 2004 was $2,218,086 as compared to $1,256,806 for the same period in 2003, or an increase of $961,280 (76.5%). The increase in net revenues was attributable to an increase in the number of long term care facilities we are serving.

Gross profit for the year ended December 31, 2004 was $231,806 as compared to $371,888 for the same period in 2003, or a decrease of $140,082 (37.7%). The gross profit percentage of 10.5% for the period ended December 31, 2004 decreased from 29.6% for the same period in the prior year. The decrease in gross profit was attributable to turnover and inexperience in our billing department, resulting in lost revenue. This situation has been addressed during the first quarter of 2005 and we should see a return to higher gross margins.

Operating expenses for the period ending December 31, 2004 were $1,717,081 compared to $1,417,055 for the same period in 2003, or an increase of $300,026 (21.2%). The increase in operating expenses was mostly attributable the following: 1) salaries decreased $3,790, 2) general administration increased $ 327,674, 3) depreciation expense decreased $9,696, 4) selling expenses increased $28,605 and 5) rent expense decreased $16,398. The $315,421 (35.9%) increase in general administration consists primarily of increases in 1) accounting of $57,954 2) contract and outside services of $73,343 ( represents temporary pharmacy support - pharmacist and billers), 3) facility marketing of $27,968, 4) Automobile expense of $31,310, 5) consulting fees of $110,414 (consists of sales and facility support help), and 6) write off of deposits of $45,338, offset by decreases in 1) Travel and Entertainment of $18,444, 2) insurances of $4,758, 3) license fees of $1,312, 4) office expenses of $4,170 and 5) miscellaneous items of $2,316. Rent expense decreased due to the closing of the Clyborn facility. Selling and shipping expenses increased due to the increase in sales.

Interest expense was $404,743 for the year ended December 31, 2004 as compared to $83,146 for the same period in 2003, or an increase of $321,597 (386.8%). The interest expense increase in 2005 was primarily a result of an increase in the amortization of the amount attributable to the beneficial conversion feature and warrants associated with the convertible debt of $257,288, plus $21,667 amortization of the issuance costs associated with funding received in 2004, plus the increase interest related to the convertible notes of $27,890.

The forgiveness of debt of $137,149 represents the write off of old notes over five years old plus all associated accumulated interest.

The gain on settlement of litigation of $115, 243 was a result of a settlement being reached on the Smith Barnes law suit against Kaire’s discontinued subsidiary Classic Care, Inc.

No deferred income tax benefit was recognized for Federal and State income tax since we have incurred significant net operating losses. We recorded a valuation allowance against our deferred tax assets primarily due the substantial doubt regarding recoverability of a tax benefit resulting from net operating loss carry forwards.

The net loss on continuing operations increased $531,240 (48.1%) to $1,635,333 for the year ending December 31, 2004 from $(1,104,098) for the year ending December 31, 2003.

The net loss after discontinued operation was $975,729, a decrease in loss of $310,118 (24.1%) from the prior year loss of $(1,285,847). The decrease in loss was mainly attributable to the gain from the settlement of the lawsuit associated with Classic Care, Inc. of $438,048 plus the gain on discontinuation of Entremetrix of $276,848.

Liquidity and Capital Losses

Net non-cash items affecting operating activities for the period ending December 31, 2004 amounted to $908,366, which mainly consisted of the net loss for the year of $975,729 adjusted by the following: 1) the gain on the sale of Entremetrix of $276,848, 2) the gain on extinguishment of notes payable and related interest of $137,149, 3)income from discontinued operations - Classic Care of $438,048, 4) gain on legal settlement of $115,243, and 5) other items totaling $10,271, offset by the following 1) depreciation and amortization of $28,340, 2) the loss from operations of discontinued operations - Entremetrix of $55,287, 3) common stock issued for professional services and compensation of $658,514, 4) amortization of warrant and beneficial conversion feature of $281,114, and 5) amortization of deferred financing costs of $21,667.

Net cash generated by operating activities for the period ending December 31, 2004 amounted to $123,042, consisting of: 1) the increase of accounts receivable of $65,999, 2) the increase in inventories of $64,711, and 3) the decrease in income and sales tax payable of $13,853, offset by the following 1) the increase in bank overdraft of $19,931, 2) an increase in accrued interest on convertible notes of $51,483, and 3) an increase in accounts payable and accrued expenses of $196,191.

Net cash used in investing activities for the year ended December 31, 2004was $14,712, attributable to the Company’s purchase of a delivery vehicle.

On December 31, 2004 the Company had total assets of $352,485 compared to $395,176 on December 31, 2003, a decrease of $42,691 (10.8%). The Company had a total stockholder's (deficit) equity of $(1,558,716) on December 31, 2004, compared to a stockholders deficit of $(2,378,716) on December 31, 2003, an increase of $820,000 (34.5%). As of December 31, 2004 the Company's working capital position increased by $1,123,934 from a working capital deficit of $2,366,555 at December 31, 2003 to a working capital deficit of $1,242,621 at December 31, 2004. This result was attributed primarily to decreases in 1)accounts payable and accrued expenses of $393,152 (46.6%), 2) liabilities of discontinued operations of $438,048 (75.1%), 3) income Taxes payable of $13,853 (95.5%), 4) loan payable of $19,384 (28.3%), 5) accrued interest on convertible debt of $23,517 (10.2%), 6) the current portion of convertible notes of $302,409 (34.8%), plus, increases in 7) accounts receivable of $65,999 (98.9%) and 8) inventory of $64,711 (75.9%), offset by 100% decreases in cash of ($84,985), deposits ($45,549) and nets assets - Entremetrix ($29,839), plus increases in (11) bank overdraft of $19,931, (12) notes payable related parties of $7,535 (131.1%), and 12) advances form shareholders of $9,900 (15.5%).

Operating and Capital Leases

We are currently in a month to month tenancy. In January 2003, we entered into an operating lease agreement for the pharmacy in Fillmore, California which serves as our corporate headquarters. Santa Paula Memorial Hospital, the holder of the master lease filing for chapter 11 Bankruptcy and the property owners took back the property. As a result, the lease is no longer in effect and the property owners have approached us to take over the master lease as well as to sign a new lease. We have not signed a new lease. In 2004 we occupied approximately 1,115 square feet, with a monthly payment of $1,520 and in March 2005 we expanded our space to approximately 1,800 square feet. We currently pay $2,600 a month as of November 1, 2005.

In June of 2002, we leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as our corporate headquarters and storage facility. The lease was for a period of two years, ending June 2004, with monthly lease payments of $3,420.00. At our request, the landlord found a new tenant for this property and we vacated it in the month February 2004.

Contingent Liability

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

Other Events:

We were notified on October 17, 2005 that Medi-Cal denied our pharmacy’s Medi-Cal Provider Application. We have appealed their decision and as of December 9, 2005. Since we are still able to bill Medi-Cal, there is no efffect at this time on our current business.

The Annual Shareholder meeting was held on January 31, 2002. Shareholder approval was received on the following proposals:

1.	To re-elect the Board of Director to hold office until the next Annual Meeting of Stockholders or until a successor is elected; and

2.	To approve the action of the Board request of increasing the stock authorized to nine hundred million (900,000,000) shares.

3.	To approve the appointment of Pohl, McNabola, Berg & Company LLP as auditors for Kaire Holdings Incorporated.

4.	To approve the spin-off of Classic Care Pharmacy as a separate public company.

On June 20, 2003, a definitive 14C informational proxy was filed with the Securities and Exchange Commission in lieu of a special meeting of the shareholders, notice was hereby given that the following actions will be taken pursuant to the written consent of a majority of our shareholders. The following actions became effective on July 10, 2003:

    1. Amendment of our certificate of incorporation to provide for a stock combination (reverse split) of the common stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of common stock.

2	The ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year.

Our Business

Present Business

We provide both retail and long term care pharmacy services. Long term pharmacy care services focus on the following: 1) helping chronically ill patients residing in assisted living facilities maintain compliance with their medication therapies; 2) monitoring any adverse drug reactions and 3) assist the long term care providers monitor patient progress. Specialized long term care services include providing the patients their monthly cycle medications, providing the long term care providers with in service training and drug education, including providing detailed policies and procedures manuals, provide monthly reviews of patient drug regimes and processing all patient insurance claims. Specialized products include unit dose bubble pack of individual patient’s medication, secure mobile medication carts, and emergency medication kits for night or weekend patient emergencies.

These services are now provided through our subsidiary Effective Health, Inc., which on January 26, 2003 acquired certain assets of Sespe Pharmacy, which is located in Fillmore, California, and also the location of our corporate office. Sespe Pharmacy was strictly a retail pharmacy with a small walk-in customer base that dispensed approximately 40 to 50 retail prescriptions per day. This figure was expected to fall due to the vacating of two doctors offices from the premises. Currently the pharmacy fills approximately 10 to 20 retail prescriptions a day. We purchased the assets of Sespe Pharmacy with the intention it would serve as our base of pharmacy operations for long term care facilities. We have maintained Sespe Pharmacy’s small retail business as a service to the community with our main business is using Sespe Pharmacy as the center for disbursing retail and long term care prescriptions, incontinence supplies and durable medical equipment required by our client long-term facilities. We service approximately 15 medium to small residential board and care facilities delivering an average of 80 prescriptions each day. We are not dependent upon any one facility for the majority of our revenue. We also continue to fill retail prescriptions at Sespe Pharmacy and currently fill approximately 30 prescriptions a day.

History

Kaire Holdings Incorporated (“Kaire”), a Delaware corporation, was incorporated on June 2, 1986 as Interactive Medical Technologies, Ltd. (“IMT”). Effective February 3, 1998, Kaire changed its name from Interactive Medical Technologies, Ltd. to Kaire Holdings Incorporated. Kaire’s headquarters are currently in Fillmore, California. Kaire has three subsidiaries, Effective Health, Inc., YesRx.com, Inc. and See Shell Inc, of which only Effective Health Inc. is operating. Classic Care, Inc., (d/b/a Classic Pharmacy), a subsidiary of YesRx.com, Inc., was dissolved in February 2003 upon the acquisition of Sespe Pharmacy.

From 1986 through May of 2000, Kaire sold non-radioactive diagnostic imaging microspheres and provided quantitative laboratory analysis to customers who used the micro sphere products in their research studies. Customers included private and government research facilities, academic centers, and hospitals engaged in the study regional blood flow under laboratory conditions. We discontinued marketing these products and services in May 2000.

In December 1997, Kaire entered into an agreement to acquire 80% of Kaire International, Inc. ("KII"), a network marketing firm based in Longmont, Colorado. As part of the proposed acquisition, IMT changed its name to Kaire Holdings, Incorporated (“Kaire”). Kaire was unable to raise all the capital needed to complete the acquisition and by December 1998, we had to cancel the transaction. Any affiliation with Kaire International, Inc. was ended at that time.

In May of 1999 Kaire incorporated YesRx.com, Inc., in the state of Delaware and began marketing a range of health oriented herbal consumer products through Vitaplanet.com, an e-commerce internet site we developed in house. A short time later we changed the name of Vitaplanet.com with YesRx.com, and upgraded the online e-commerce drug store to provide specialized pharmacy services, over-the-counter products, nutrition and personal care products supported by comprehensive health information to targeted segments of the senior health care market. The on-line e-commerce drug store business (YesRx.com) was not growing as expected and remained unprofitable. This business was phased out during 2001.

In June 2000, YesRx.com, Inc. acquired a 4-year-old pharmacy, Classic Care, Inc. (d/b/a Classic Care Pharmacy), located in Los Angeles, California. Classic Care Pharmacy provided specialized pharmacy care to residential board and care facilities in southern California. Through Classic Care Pharmacy, we gained revenues, increased the total number of patients served and obtained a licensed distribution center for pharmacy operations. Kaire retained the existing Classic Care Pharmacy management who were responsible for day to day pharmacy operations. The acquisition was made with a combination of cash and stock. The purchase price consisted of (i) cash, (ii) short-term promissory notes, and (iii) and the issuance of our common stock. In January 2000, we introduced a product line we labeled as the HIV health advocate program which was designed to improve medication compliance for HIV patients who were being treated with complex anti-viral medication therapies. This was done through personal interaction with each HIV patient. As discussed below, this program was phased out in January 2003.

In November 2001, we sought to restructure the schedule of remaining payments due Classic Care, Inc. under the acquisition agreement due to a significant fall in the market price of our common stock. As an alternative to restructuring, the original shareholders of Classic Care, Inc and us agreed to a plan to spin-off Classic Care, Inc. On January 31, 2002, at the annual shareholder meeting, shareholders approved the spin-off plan.

In May 2002, we abandoned plans to “spin-off” Classic Care Pharmacy due to a notice dated April 17, 2002 that we received from State of California Department of Health Services (“DHS”) informing us that they were suspending Classic Care Pharmacy’s Medi-cal provider number and withholding 100% of Classic Care Pharmacy’s Medi-cal payments. The DHS alleged that based on their investigation, Classic Care Pharmacy had submitted numerous patients’ claims without proper documentation.

Upon review of the supporting documentation, Classic Care Pharmacy’s counsel believed that the facts presented by the DHS were inaccurate and that its position was unfounded and appealed their decision. However, that appeal was ultimately rejected.

Given these circumstances, we had few choices other than accepting the Classic Care shareholders proposal to return that portion of Classic Care Pharmacy’s business affected by the DHS action back to the Classic Care shareholders. Kaire transferred that business, which amounted to approximately 80% of the total revenue, back to the original Classic Care, Inc. shareholders in exchange for a release from repaying any outstanding amounts due on promissory notes related to that acquisition. We retained less than 20% of the total business, which consisted primarily of the medication sold to HIV patients (Health Advocate HIV program) which not regulated by the DHS.

Acquisition of Sespe Pharmacy

In November 2002, Kaire, through its subsidiary Effective Health, Inc., opened escrow to purchase certain assets of Sespe Pharmacy, located in the Sespe medical clinic in Fillmore, California. Escrow closed on January 26, 2003. Sespe Pharmacy was a small retail pharmacy that dispensed on approximately 40 to 50 retail prescriptions per day.

Effective Health, Inc., (d/b/a Sespe Pharmacy) serves as our base of pharmacy operations. Since acquiring Sespe Pharmacy, we have resumed our board and care marketing efforts which has resulted in a number of new facilities becoming customers of our specialized pharmacy service programs.

As part of the acquisition, we entered into an operating lease agreement for the pharmacy in Fillmore, California which also serves as our corporate headquarters. At the time of acquisition, the pharmacy facility was approximately 843 square feet with a monthly payment of $1,170. In May 2004 we expanded our space to approximately 1,115 square feet, with a monthly payment of $1,520 and in March 2005 we expanded our space to approximately 1,800 square feet and currently pay $2,245 a month.

In January 2003, being unable to rebuild Classic Care Pharmacy, all operations at Classic Care Pharmacy ceased and Classic Care, Inc was dissolved. Additionally, the logistical problems created by our move to Fillmore, California, made it difficult to provide the level of personal attention required to service individual HIV clients in the Health Advocate HIV program. The combination of a declining HIV client base due to the logistical problems of providing the level of personal attention required to service each HIV client (i.e. clients were transferring their business to a more conveniently located pharmacy) and the little to no gross profit margins provided by servicing those clients, lead to the decision to phase out the Health Advocate HIV program.

Entremetrix

On March 18, 2003, YesRx.com, Inc. purchased Entremetrix, a California corporation, by acquiring all of the outstanding capital stock of EntreMetrix, Inc. for a total purchase price of $2,750,000, consisting of a promissory note of $2,500,000 payable to Richard McKinley, the owner and founder of EntreMetrix plus 1,250,000 (post split) restricted shares of KAIH Common Stock valued at the time at $250,000. Entremetrix provides financial and administrative support for smaller medical companies, long term board and care facilities, and pharmacies, to their administrators, employees, patients, clients and services providers. However, after almost a year of the Professional Employer Organization business, we felt that it was in our best interests to develop our pharmacy business and discontinue our employer services business. Therefore, on February 12, 2004 documents were drafted for the unwinding of the purchase of EntreMetrix which occurred on Februray25, 2004. The terms called for 100% of the outstanding shares of EntreMetrix held by Kaire Holdings Incorporated to be exchanged for the two million five hundred thousand dollars ($2,500,000) note payable to Richard McKinley, plus any accrued interest; and (ii) the two hundred fifty million (250,000,000) pre-split (1,250,000 post split) shares of common stock held by Richard McKinley. There were no outstanding liabilities on either side of this transaction. The executed documents were delivered on February 25, 2004. As a result Richard McKinley and EntreMetrix are no longer affiliated with Kaire Holdings and YesRx.com, Inc.

Reverse split

On July 10, 2003, Kaire reverse split its common stock at a 200 to one ratio. As of May 31, 2005 there are 900,000,000 shares of common stock authorized with 33,877,252 shares issued and outstanding. There are also $1,451,576 in outstanding notes that are convertible into approximately 47,855,200 shares of common stock at the current market price and outstanding warrants exercisable into 8,138,888 shares of common stock.

Product Liability Insurance

We carry no direct product liability insurance, relying instead on the coverage maintained by our distributors and manufacturing sources from whom we obtains product. There is no assurance that this insurance will adequately cover any liability claims brought against us. There also can be no assurance that we will be able to obtain our own liability insurance (should we seek to do so) on economically feasible terms. Our failure to maintain our own liability insurance could materially adversely affect our ability to sell our products in the future. Although no product liability claims have been brought against us to date, if there were any such claims brought against us, the cost of defending against such claims and any damages paid by us in connection with such claims could have a materially adverse impact upon us, including our financial position, results of operations and cash flows.

On any product liability actions sought concerning the quality of the drugs distributed by Sespe Pharmacy, we would be indemnified by our distributors and manufacturing resources.

Competition

Retail and Specialized Pharmacy Services: There is significant competition among the retail independent and chain drug stores and pharmacies such as Save-on and Rite-Aid. Many of these retail competitors are larger, better-financed companies with greater resources. The majority of the larger companies compete for individual retail customers on the basis of price and convenience. Few offer the types of specialized programs and services that we do.

We believe that we can successfully compete against larger better-financed independent and chain drug stores by delivering high quality products and services to select market segments, rather than delivering high volume average service. However, this does preclude the possibility that the larger independent and chain stores will not introduce their own specialized programs that target similar market segments.

Patents, Licenses and Trademarks

Not Applicable

Royalty Agreements

Not Applicable

Government Regulations

Specialized Pharmacy Services: All pharmacies, in every state are subject to the regulations of various federal agencies, including the United States Drug Enforcement Agency, and by various state agencies, which in our state is the California State Board of Pharmacy, and Department of Health Services. Presently, we are compliant with all federal and state regulations related to our businesses.

Research and Development Plan

Not Applicable

Employees

Our Pharmacy staff includes the manager of pharmacy operations/pharmacist in charge, a pharmacy technician, a retail sales clerk, a pharmacy sales manager (board & care facilities), and a billing manager and two delivery personnel.

There is one full time employee with Kaire Holdings, Inc.

Property

We are currently in a month to month tenancy. In January 2003, we entered into an operating lease agreement for the pharmacy in Fillmore, California which serves as our corporate headquarters. Santa Paula Memorial Hospital, the holder of the master lease filing for chapter 11 Bankruptcy and the property owners took back the property. As a result, the lease is no longer in effect and the property owners have approached us to take over the master lease as well as to sign a new lease. We have not signed a new lease. In 2004 we occupied approximately 1,115 square feet, with a monthly payment of $1,520 and in March 2005 we expanded our space to approximately 1,800 square feet. We currently pay $2,600 a month as of November 1, 2005.

In June of 2002, we leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as our corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420.00. At our request, the landlord found a new tenant for this property and we vacated it in the month February 2004.

The common stock transactions during 2005 were as follows:

•   Issued 3,000,000 shares of common stock in February 2005, for professional services valued at $150,000. These shares were registered though a Form S-8 registration statement.
•   Issued 1,576,645 shares of common stock in December 2005 for payment of $15,167.18 of interest due on a convertible debenture at $.0095 per share. These shares were registered via a Form SB2 registration statement.

The common stock transactions during 2004 were as follows:

•	4,812,523 shares of common stock were issued to Alpha Capital Aktiengesellschaft pursuant to Rule 144k
•  3,058,035 shares of common stock were issued to Gamma Opportunity Capital Partner LP pursuant to Rule 144k

•  4,436,676 shares of common stock were issued to Longview Fund LP pursuant to Rule 144k.
• 2,678,570 shares of common stock were issued to Churchill Investments, Inc. pursuant to Rule 144k.

The common stock transactions during 2003 were as follows:

• On March 21, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 15,000 shares (pre-split 3,000,000 shares) of the Company’s common stock.

• On December 26, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $20,000 principal amount of the debentures and into 600,000 (post split) shares of the Company’s common stock.

• The Company issued 75,000 (presplit 15,000,000) shares of its common stock to a consultant for providing management and financial consulting services. The market value of the services received was $22,500.

• The Company issued 288,733 shares (pre-split 57,746,665 shares) of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $86,620.

• The Company issued 700,000 shares (pre split 140,000,000 shares) of its common stock under the terms of the 2003 Legal and Consulting Services Plan. The common stock issued had an aggregate market value of $196,000.

• The Company issued 1,250,000 shares (pre-split 250,000,000) shares of its common stock, which had an approximate market value of $250,000, in connection with the acquisition of EntreMetrix, Inc.

The common stock transactions during 2002 were as follows:

Authorization to Effect a Reverse Stock Split of 200 to 1.

• The Company converted $138,000 in 8% convertible notes payable into 315,123 shares (pre-split 63,024,775 shares) of its common stock and $13,969 of related interest into 38,512 shares (pre-split 7,702,352 shares) of its common stock.

• The Company issued 15,000 shares (pre-split 30,000,000) shares of common stock, with a market value of $54,000, for consulting services provided to the Company.

• The Company converted stock options issued to consultants into 274,850 shares (pre-split 54,970,000) shares of its common stock in a cashless conversion. The Company recorded consulting expense of $199,305.

Management

The Company has a sole director and executive officer, and his age and position with the Company as of December 31, 2003 is as follows:

Name	Age	Office	Since
Steven R. Westlund	58	Chairman and CEO	1995
Randall Jones	51	Chief Financial Officer	June 2004

Steven Westlund has been the Chief Executive Officer and a director of Kaire since May 1995 and was elected Chairman of the Board in December 1995. Mr. Westlund was Chairman of the Board and Chief Executive Officer of Vitafort International Corporation from May 1993 through May 1995. Vitafort manufactured and sold fat free foods. From January 1991 to May 1993, Mr. Westlund was Chief Executive Officer of Lorenz/Germaine Incorporated and concurrently from January 1991 to June 1992 he acted as Chairman and Chief Executive Officer of Auto Giant. Mr. Westlund specializes in corporate restructuring and the development and marketing of specialized products and services.

Mr. Jones became the CFO for Kaire in June of 2004. Mr Jones is also the CFO for Dalrada Financial Corporation since January 2005. Prior to that, Mr. Jones was CEO of South Coast Corporate Development since 1981. Mr. Jones has over twenty-five years experience as a financial executive. He has consulted to companies in a variety of industries, from aerospace, manufacturing, retail, employee staffing to banking. His area of specialty is consulting to companies that either want to enter the public marketplace or are already publicly held and need assistance in the reorganization of their accounting operations and public reporting.

Directors receive no remuneration at this time. All Kaire Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Our Company has not established specific committees within the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with the exception of its sole officer and director which the exception of our CEO and sole director, Mr. Westlund, who sold 425,000 shares and our acting CFO, Randall Jones, who sold 80,000 shares during the year ending December 31, 2004. We expect the officers to make the appropriate filings shortly.

Code of Ethics for the Chief Executive Officer and the Principal Financial Officer

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to its sole directors and officer on September 7, 2004, the sole Board of Directors of Kaire adopted the Code of Ethics for Chief Executive Officer and the Principal Financial Officer, which was filed as an exhibit with the December 31, 2004 Form 10KSB.

We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Executive compensation

The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002, respectively, and the interim periods of 2004, to the Company’s sole officer, Steve Westlund during such periods.

Summary Compensation Table

Executive Compensation:

Payouts	Annual Compensation				Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SAR (#)	LTIP Payouts ($)	All Other Compensation ($)
Steve Westlund CEO	2004	100K				0
	2003	100K				29,833
	2002	100K				0
Randall Jones, CFO	2004	$0		$50K

On October 17, 2003, Mr. Westlund was issued 375,000 shares of the Company’s common stock in lieu of $22,500 of the total amount due to him under his compensation agreement. The Company had accrued amounts due to Mr. Westlund of $317,980 as of December 31, 2003.

During 2004 Mr. Westlund received 2,000,000 shares of the Company’s common stock which paid the $317,980 of accrued but unpaid compensation from years prior to 2004 and $52,020 of compensation for fiscal 2004. The remainder of Mr. Westlund’s fiscal 2004 compensation of $100,000 less the $53,020 paid in stock, or $47,980, was paid in cash.

Options/SAR Grants in the Last Fiscal Year

Name	Number of Securities Underlying Options/SARS Granted	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Steven R. Westlund	0

Employment Agreements -

Steven Westlund

Effective April 1, 2005, Kaire agreed to a new three year agreement with Mr. Westlund. The agreement calls for a monthly salary of $8,333.33 per month, with annual increases equaling 15% of the base salary. In addition, he will receive a 5 year option to purchase 12 million shares of the Company’s common stock, at an option price of $0.05 per share.

Mr. Westlund also receives a commission of 3% of the merger price for any mergers or acquisitions completed by the Company during the term of the agreement.

Compensation of Directors:

Directors receive no remuneration for their services as directors at this time.

The Company offers disability insurance to all its employees and health insurance to certain employees. The Company has adopted no retirement, pension, profit sharing or other similar programs.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of December 31, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock and (ii) KAIH's sole director and executive officer, and (iii) all officers and directors of KAIH as a group. Except as otherwise listed below, the address of each person is c/o Kaire Holdings Incorporated, 552 Sespe Avenue, Suite D, Fillmore CA 93015.

Selling stockholder	Shares beneficially owned prior to the resale offering		Resale shares offered pursuant to this prospectus	Shares beneficially owned after the resale offering
	Number of shares	Percentage of class (2)		Number of shares	Percentage of class
Steve Westlund 552 Sespe Avenue, Suite D Fillmore, CA 93015	1,664,000	4.7%
Alpha Capital Aktiengesellschaft (3) Pradafant 9490 Furstentums Vaduz, Liechtenstein	20,652,777 (8)	36.8%	24,629,629	0	0
Longview Fund, LP (4) 600 Montgomery Street 44th floor San Francisco, CA 94111	54,124,102 (9)	60.4%	55,929,843	0	0
Longview Equity Fund, LP (5) 600 Montgomery Street 44th floor San Francisco, CA 94111	7,605,769 (10)	17.7%	12,653,846	0	0
Longview Int’l Equity Fund, LP (6) 600 Montgomery Street 44th floor San Francisco, CA 94111	3,259,615 (11)	8.4%	5,423,077	0	0
Bi Coastal Consulting Group (7) 25 Longview Court Hillsborough, CA 94010	833,333	2.4%	833,333	0	0
Officers and Directors as a group	1,664,000	4.7%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 22, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 33,877,252 shares of common stock outstanding as of November 30, 2005, plus shares underlying each shareholder’s convertible note and warrants.

(3) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman.

(4) Longview Fund, LP is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5) Longview Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(6) Longview International Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview International Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(7) Bi Coastal Consulting Group is a California Corporation whose control person is Peter Benz who may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(8) Concerning Alpha Capital Aktiengesellschaft: $505,125 in existing convertible debentures using an estimated conversion price of $0.027 plus 1,944,444 warrants, i.e. 18,708,333 shares underlying the convertible notes plus 1,944,444 warrants.

(9) Concerning Longview Fund, LP: $1,196,451 in existing convertible debentures using an estimated conversion prices of $0.026, $0.027 and $0.017 plus 6,652,778 warrants, i.e. 47,471,324 shares underlying the convertible notes plus 6,652,778 warrants.

(10) Concerning Longview Equity Fund, LP: $175,000 in existing convertible debentures using an estimated conversion price of $0.026 plus 875,000 warrants, i.e. 6,730,769 shares underlying the convertible notes plus 875,000 warrants.

(11) Concerning Longview International Equity Fund, LP: $75,000 in existing Convertible Debentures using an estimated conversion price of $0.026 plus 375,000 warrants, i.e. 2,884,615 shares underlying the convertible notes plus 375,000 warrants.

Certain Relationships and Related Transaction

Source One Group

The Company’s chief financial officer also serves as the chief financial officer of Dalrada Financial Corporation (Dalrada). Dalrada through its subsidiary Source One Group (SOG) operates a professional employment organization. SOG provides services for the Company as its professional employment organization. The Company entered into an Employment Services Agreement with SOG pursuant to which SOG has agreed to render professional employment and related services to the Company for a fee. The Company paid fees to SOG totaling $9,417 for the nine months ended September 30, 2005. The fees charged by SOG to the Company are at the prevailing rate that SOG charges others.

Description of Securities

General

Our authorized capital stock consists of 900,000,000 shares of Common Stock at $.001 par value, of which 35,453,897 shares are issued and outstanding, respectively, at December 31, 2005.

The following is a description of the securities of KAIH taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended and is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Stockholders have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities.

Every holder of stock in Kaire shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of Kaire, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or the back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. When a certificate is countersigned (1) by a transfer agent other than Kaire or its employee, (2) by a registrar other than Kaire or its employee, the signatures of such officers may be facsimiles.

Warrants and Options:

On May 5, 2004, KAIH issued four warrants to purchase an aggregate of 4,166,667 shares of common stock of KAIH with an exercise price of $.17 to the following: 1) Alpha Capital Aktiengesellschaft for 1,994,444 shares, 2) Longview Fund, L.P. for 555,556 shares, 3) Ellis International, LTD for 555,556 shares and 4) Gamma Opportunity Capital Partners, LP for 1,111,111 shares. These warrants will expire in five years.

On March 29, 2005, KAIH issued a Class A warrants to purchase an aggregate of 694,444 shares of common stock of KAIH with an exercise price of $.042 and a Class B warrant to purchase 3,000,000 shares of common stock of KAIH with an exercise price of $.040 to Longview Fund, L.P. These warrants will expire in five years.

On June 23, 2005 KAIH issued three warrants to purchase an aggregate of 5,833,332 shares of common stock of KAIH with an exercise price of $.040 to the following: 1) Longview Fund for 1,666,666 shares, 2) Longview Equity Fund, L.P. for 2,916,666 shares and 3) Longview International Equity Fund, LP for 1,250,000 shares. These warrants will expire in five years.

Shares issuable upon conversion of all outstanding convertible notes and warrants (assuming a market price of $.03):

ALPHA Capital Aktiengesellschaft	20,652,777 (1)
Longview Fund, L.P.	54,124,102 (2)
Longview Equity Fund, L.P.	7,605,769 (3)
Longview International Equity Fund, L.P.	3,259,615 (4)
Steve Westlund	12,000,000 (5)
Bicoastal Consulting Group	833,333 (6)

Total shares	89,904,167

(1) Alpha Capital Aktiengesellschaft: $505,125 in existing convertible debentures using an estimated conversion price of $0.027 plus 1,944,444 warrants.
(2) Longview Fund, LP: $1,196,451 in existing convertible debentures using an estimated conversion price of $0.025 plus 6,652,778 warrants.
(3) Longview Equity Fund, LP: $175,000 in existing convertible debentures using an estimated conversion price of $0.026 plus 875,000 warrants.
(4) Longview International Equity Fund, LP: $75,000 in existing Convertible Debentures using an estimated conversion price of $0.026 plus 375,000 warrants.
(5) Pursuant to his April 2005 employment agreement, Mr. Westlund was granted a 5 year option to purchase 12 million shares of the Company’s common stock, at an option price of $0.05 per share.
(6) Warrants issued as part of the June 2005 funding.

Penny Stock Disclosure Requirements:

See discussion in risk factor section, page 11, with the heading “KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock.”

SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, KAIH has 35,453,897 shares of Common Stock outstanding. Sales of a substantial number of shares of KAIH’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. KAIH is registering with this document 99,469,729 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 88,789,174 of the underlying common shares (of which 38,052,503 are reserve shares) that are being registered through this document pertain to the 8%, $1,125,000 and a 12%, $150,000 in convertible debenture held by one investor.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

On May 3, 2004, Kaire issued $650,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

On March 29, 2005, Kaire issued a $125,000, 8% interest per annum, two year convertible note to the Longview Fund LP. The Conversion Price per share shall be the lesser of (i) $.04 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the conversion date for the common stock. In addition Longview was issued a class A warrant for the purchase of 694,444 shares of the common stock at a per share purchase price of $0.042, and a class B warrant for the purchase of 3,000,000 shares of the common stock at a per share purchase price of $0.04.

On June 23, 2005, the Company issued three two-year convertible notes for an aggregate of a $350,000, 8% interest per annum, to the following: 1) $100,000 to the Longview Fund LP., $175,000 to the Longview Equity Fund LP, and 3) $75,000 to the Longview International Equity Fund, LP. The Conversion Price per share shall be the lesser of (i) $.03 or (ii) eighty (80%) of the average of the closing bid prices for the twenty (20) trading days prior to but not including the conversion date for the common stock. The proceeds from this convertible note were used for working capital needs. In addition, 5 year warrants for an aggregate of 5,833,333 shares with an exercise price of $.03 per share were issued to the following: 1) 1,666,666 shares to the Longview Fund LP, 2) 2,916,666 shares to the Longview Equity Fund LP, and 3) 1,250,000 shares to the Longview International Equity Fund, LP.

On December 13, 2005, Kaire entered into a subscription agreement with the Longview Fund, LP to issue $350,000 in convertible debentures, 12% annual interest rate in three traunches. A convertible debenture for $150,000 was issued on December 13, 2005 and its underlying shares are being registered through this document. A second traunch of $100.00 is to be issued on Feburary 15, 2006 and the third traunch of $100,000 is to be issued on March 15, 2006. The convertible debentures can be converted into shares of common stock with the conversion price being 70% of the average of the lowest five closing bid prices of the common stock during the 20 trading days preceding the conversion date.

The holders of the convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Selling Shareholder Table

The following table also sets forth certain information with respect to the selling shareholder as follows: (i) the selling shareholder’s name; (ii) the number of shares of common stock beneficially owned by such person; (iii) the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling shareholder. (“Offering” means the resale of common stock issuable upon the conversion of the convertible notes and the exercise of the related warrants).

Selling Stockholder	Shares Beneficially Owned Prior to the Resale Offering *		Shares Offered Pursuant to this Prospectus (7)	Shares Beneficially Owned After The Resale Offering
	Number of Shares	Percentage(6)		Number of Shares	Percentage
Alpha Capital Aktiengesellschaft (1)	20,652,777	36.8%	24,629,629	0	0
Longview Fund, LP (2)	54,124,102	60.4%	55,929,844	0	0
Longview Equity Fund, LP (3)	7,605,769	17.7%	12,653,846	0	0
Longview Int’l Equity Fund, LP (4)	3,259,615	8.4%	5,423,077	0	0
Bi Coastal Consulting Group (5)	833,333	2.4%	833,333	0	0

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.
The selling shareholders are not broker-dealers or affiliates of a broker-dealer.

(1)           Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(2)            Longview Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3)           Longview Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4)
Longview International Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview International Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5)           Bi Coastal Consulting Group is a California Corporation whose control person is Peter Benz who may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(6)	Percentages are based on 35,453,897 shares of our common stock outstanding as of December 31, 2005 plus shares underlying each shareholder's convertible note and warrants.

(7)	This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was filed.

Plan of Distribution

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol KAIH.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

•	An exchange distribution following the rules of the applicable exchange

•	Privately negotiated transactions

•	Short sales or sales of shares not previously owned by the seller

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

•	A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

•	Short selling against the box, which is making a short sale when the seller already owns the shares.

•	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

•
Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify KAIH and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

Department of Health Services - Medi-Cal Action Against Classic Care Pharmacy

On April 17, 2002 the Department of Health Services (“DHS”) notified the management of Classic Care Pharmacy that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number.

The Department of Health Services ("DHS") took this action after having reviewed the prescriptions on record at Classic Care Pharmacy. The DHS stated that they had reviewed thirty-two prescriptions, and that two of the ten prescribing physicians had denied treating the patients and writing the prescriptions. The DHS cited Classic Care Pharmacy for violations of CCR, Title 22, Sec.51476.1, (a) and 51476.1(a)(2), which states that written prescriptions must contain the name of the prescribing physician and their provider number. Based on its findings the DHS and the Medical Program concluded that Classic Care Pharmacy might have intentionally committed fraud.

Classic Care management retained outside counsel shortly after receiving the DHS notice to review the Department of Health Services findings. After reviewing the supporting DHS material, outside counsel informed Classic Care management that it believed the facts presented by the DHS were inaccurate and that its position was unfounded. Classic Care management and its principle shareholders obtained written affidavits from most of the physicians whose prescriptions had been reviewed by the DHS confirming that they had treated the patients and did prescribe the medications.

On April 29, 2002, outside counsel contacted the DHS to discuss its findings and present the documentation supporting their position. DHS informed outside counsel that they would have to follow the standard appeal process, which normally requires two or more months to complete. Classic Care Pharmacy instructed outside counsel to seek an ex parte temporary restraining order against the DHS for their failure to show cause regarding their actions. On May 8, 2002, in the Superior Court for the state of California, the Court granted Classic Care’s ex parte request issuing a preliminary injunction against the DHS and reinstated Classic Care Pharmacy’s medical provider number. The Court set May 24, 2002 as the date for the DHS to show cause. On May 24, 2002, the DHS was still not prepared to show cause. The court granted a 30-day extension.

Classic Care, Inc. and Classic Care Pharmacy administrative appeal failed. Once the appeal took place the Superior court could no longer uphold our lack for due process claim and the DHS canceled Classic Care Pharmacy’s medical provider number. The justice department has not taken any further action against Classic Care Pharmacy. Subsequently we dissolved Classic Care, Inc. and Classic Care Pharmacy.

Kaire believes that it does not have any liability in this matter and has not provided any reserve for this matter. The basis for this belief is the following: 1) the California Department of Health Services (“DHS”) claim is directed to Classic Care Pharmacy which was owned by Classic Care, Inc. 2) Classic Care Inc. is a separate legal entity and was operated by the prior owners, whom Kaire believes perpetrated the actions leading to the alleged claims, 3) Kaire was not involved nor was Kaire aware of the alleged overpayment to Classic Care Inc., 4) the alleged claim includes a period of time before Kaire was involved with Classic Care, Inc., thus precluding Kaire of any claim in that time period and 5) Kaire did not benefit in any way from the alleged overpayment.

H.D. Smith Wholesale Drug Company - Action for breach of contact and other various causes of action

On April 2, 2003, H.D. Smith filed a complaint against Classic Care, Inc., Kaire Holdings, Inc., Sarit Rubenstein, Steven Oscherowitz and Larisa Vernik for various causes of action relating amounts owed for certain drugs that were delivered to Classic Care. H.D. Barnes is seeking $430,205 plus interest. On December 30, 2004 a settlement was reached where Kaire is obligated to pay the plaintiff $50,000. Kaire’s payment obligation will mature upon court approval of the settlement, with $10,000 due immediately (paid July 8, 2005) and the balance paid based on 12 monthly installments of $3,077.06 (which includes interest of 7.50%) to commence shortly thereafter. The balance owed as of December 31, 2005 was $24,614.70.

36

McKesson Medical - Surgical Inc. v. Effective Health

On January 20, 2005, McKesson Medical-Surgical, Inc. (“Plaintiff”) filed a complaint against Effective Health, Inc., a subsidiary of Kaire, for failure to pay the principal sum of $17,466 for goods and/or services. A settlement was reached in October 2005 calling for Effective Health to pay $2,000 upon execution and $1,300 a month until the balance is paid off.

Except as otherwise specifically indicated above, we believe that we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2005.

Experts

The financial statements of KAIH at December 31, 2004 and 2003, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Steve Westlund.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement; you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

Financial Statements

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

37

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements
for the Years Ended
December 31, 2004 and 2003

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements

December 31, 2004 and 2003

C O N T E N T S

Report of Independent Registered Public Accountants	F1

Consolidated Balance Sheets	F2 - 3

Consolidated Statements of Operations	F4

Consolidated Statements of Stockholders’ Equity	F5

Consolidated Statements of Cash Flows	F6 - 8

Notes to Consolidated Financial Statements	F9 - 41

Report of Independent Registered Public Accountants

To the stockholders and Board of Directors of
Kaire Holdings Incorporated and Subsidiaries

We have audited the accompanying consolidated balance sheets of Kaire Holdings Incorporated and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kaire Holdings Incorporated and Subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial net losses and utilized substantial amounts of cash in its operating activities over the past several years and as of December 31, 2004, has an accumulated deficit of $41,865,095 and a stockholders’ deficit of $1,558,716. These matters, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 2. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

As discussed in Note 2 to the financial statements, the Company has restated its financial statements for the year ended December 31, 2004 for a correction of error related to accounts receivable and pharmacy revenue.

/s/ Pohl, McNabola, Berg and Company, LLP
San Francisco, California
April 29, 2005(except Note 2, which is June 7, 2005)

F1

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2004 and 2003

ASSETS

	2004	2003
Current Assets
Cash and cash equivalents	$-	$84,985
Accounts receivable, trade	132,761	66,762
Inventory	149,939	85,228
Deposits	-	45,549
Net assets of discontinued operations held for sale - Entremetrix	-	29,239

Total Current Assets	282,700	311,763

Other Assets
Property and equipment, net of accumulated depreciation	69,785	83,413

Total Other Assets	69,785	83,413

Total Assets	$352,485	$395,176

(continued)

The accompanying notes are an integral part of these financial statements.
- F2 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Balance Sheets (Continued)
As of December 31, 2004 and 2003

LIABILITIES AND STOCKHOLDERS' EQUITY

	2004	2003
Current Liabilities
Bank overdraft	$19,931	$-
Accounts payable and accrued expenses	449,782	842,934
Income tax payable	647	14,500
Loans payable	49,000	68,384
Notes payable - related parties	13,281	5,746
Advances from shareholders	73,607	63,707
Liabilities of discontinued operations - Classic Care	145,611	583,659
Accrued interest - convertible debt	207,304	230,821
Convertible notes - current portion	566,158	868,567

Total Current liabilities	1,525,321	2,678,318

Long term liabilities
Convertible notes payable and debentures	385,880	95,574

Total long term liabilities	385,880	95,574

Total Liabilities	1,911,201	2,773,892

Stockholders' equity
Common stock, $0.001 par value
900,000,000 shares authorized; 30,877,252 and 7,393,007
shares issued and outstanding in 2004 and 2003, respectively	30,878	7,393
Additional paid in capital	40,275,501	38,503,257
Accumulated deficit	(41,865,095)	(40,889,366)

Total Stockholders' Equity	(1,558,716)	(2,378,716)

Total Liabilities and Stockholders' Equity	$352,485	$395,176

The accompanying notes are an integral part of these financial statements.
- F3 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements Of Operations
For The Years Ending December 31, 2004 and 2003

	2004	2003
Net revenues	$2,218,086	$1,256,806
Cost of goods sold	(1,986,280)	(884,918)

Gross Profit	231,806	371,888

Operating Expenses
Salaries	437,400	441,190
Depreciation and amortization	28,340	38,036
General and administrative	1,195,127	879,706
Selling expense	21,064	6,575
Rent	35,150	51,548

Total Operating Expenses	1,717,081	1,417,055

Loss from operations	(1,485,275)	(1,045,167)

Other Income (Expenses)
Interest expense	(404,743)	(83,146)
Miscellaneous income	5,692	27,760
Settlement of notes payable	137,149	10,055
Loss on disposal of assets	-	(12,000)
Gain on settlement of litigation	115,243	-

Total Other Income (Expenses)	(146,659)	(57,331)

Loss from continuing operations before income taxes	(1,631,934)	(1,102,498)

Provision for income taxes	(3,404)	(1,600)

Loss from continuing operations	(1,635,338)	(1,104,098)

Discontinued operations
Income from operations of discontinued segment (Classic Care)
net of income tax expense of $800 in 2003	438,048	15,313

Loss from operations of discontinued segment (Entremetrix), net
of income tax expense of $800 for the year ended December 31, 2003	(55,287)	(239,055)

Gain on sale discontinued segment (Entremetrix)	276,848	-

Gain on disposal of assets of discontinued segment (Classic Care)	-	41,993

Gain/(Loss) from Discontinued Operations	659,609	(181,749)

Net Loss	$(975,729)	$(1,285,847)

(Loss) earnings per weighted average share of
common stock outstanding - basic and diluted
From continuing operations	$(0.06)	$(0.25)
From discontinued operations	0.01	(0.04)
Total (loss) earnings per share - basic and diluted	$(0.05)	$(0.29)

Weighted-average shares outstanding - basic and diluted	26,501,514	4,453,420

The accompanying notes are an integral part of these financial statements.
- F4 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ending December 31, 2004 and 2003

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2002	2,163,691	$2,163	$37,462,910	$(39,603,519)	$(2,138,446)

Issued for conversion of notes payable	615,000	615	21,485	-	22,100

Bond discount	-	-	158,571	-	158,571

Warrant issuance	-	-	127,600	-	127,600

Issued for professional services and compensation	3,363,733	3,364	483,941	-	487,305

Acquisition of Entremetrix	1,250,000	1,250	248,750	-	250,000

Other	583	1	-	-	1

Net loss	-	-	-	(1,285,847)	(1,285,847)

Balance, December 31, 2003	7,393,007	$7,393	$38,503,257	$(40,889,366)	$(2,378,716)

Issued for conversion of notes payable	13,752,948	13,753	450,588	-	464,341

Issued for conversion of accrued interest	2,678,570	2,679	72,321	-	75,000

Exercise of warrants	2,200,000	2,200	129,800	-	132,000

Bond discount	-	-	337,894	-	337,894

Issued for professional services and compensation	4,296,227	4,296	654,218	-	658,514

Issued for prior years' compensation	1,806,500	1,807	376,173	-	377,980

Cancellation of Entremetrix	(1,250,000)	(1,250)	(248,750)	-	(250,000)

Net loss	-	-	-	(975,729)	(975,729)

Balance, December 31, 2004	30,877,252	$30,878	$40,275,501	$(41,865,095)	$(1,558,716)

The accompanying notes are an integral part of these financial statements.
- F5 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ending December 31, 2004 and 2003

	2004	2003

Increase (decrease) in cash and cash equivalents
Net loss	$(975,729)	$(1,285,847)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation and amortization	28,340	38,036
Amortization of warrant and beneficial conversion feature	281,114	23,826
Common stock issued for professional services and compensation	658,514	487,305
Common stock issued for payment of interest	-	324
Gain on extinguishment of notes payable and related interest	(137,149)	-
Loss on disposal of assets	-	12,000
(Income) loss from operations of discontinued operations - Classic Care	(438,048)	(15,313)
(Gain) loss on disposition of assets of discontinued operations - Classic Care	-	(41,993)
Gain on sale of discontinued operations - EntreMetrix	(276,848)	-
Gain on settlement	(115,243)	-
Amortization of deferred financing costs	21,667
Debt issuance costs	-	-
(Income) loss from operations of discontinued operations - entreMetrix	55,287	239,055
Change in net assets and liabilities of discontinued operations - Classic Care	-	54,499
Change in net assets and liabilities of discontinued operations - entreMetrix	-	(29,239)
Other	(10,271)	7,258

Total adjustments to net income	$(908,366)	$(510,089)

Cash flow from operating activities:
Changes in operating assets and liabilities:
Increase in trade accounts receivable	$(65,999)	$(44,495)
Increase in bank overdraft	19,931	-
Decrease in deposits	-	8,370
Increase in inventory	(64,711)	(69,160)
Increase (decrease) in income and sales tax payable	(13,853)	4,000
Increase in accrued interest on convertible notes	51,483	55,477
Increase in accounts payable and accrued expenses	196,191	269,102

Cash flow generated by (used in) operating activities	$123,042	$223,294

Cash flow from investing activities:
Purchase of property and equipment	$(14,712)	$(40,303)
Cash acquired in acquisition of entreMetrix, Inc.	-	27,576

Net cash generated by (used in) investing activities	$(14,712)	$(12,727)

(continued)

The accompanying notes are an integral part of these financial statements.
- F6 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
For the Years Ending December 31, 2004 and 2003

	2004	2003

Cash flow from financing activities:
Proceeds from notes payable - shareholders	$9,900	$38,089
Payments on notes payable - shareholders	-	(2,000)
Proceeds from notes payable - related parties	9,525	5,746
Payments on notes payable - related parties	(1,990)	-
Proceeds from loans	60,000	-
Payments on loans	(79,384)	(47,684)
Deferred financing costs	(65,000)	-
Proceeds from convertible notes payable	650,000	-
Proceeds from conversion of warrants	132,000	370,000

Net cash generated by (used in) financing activities	$715,051	$364,151

Net (decrease) increase in cash and cash equivalents	$(84,985)	$64,629

Cash and cash equivalents at beginning of year	84,985	20,356

Cash and cash equivalents at end of period	$-	$84,985

Supplementary disclosures of cash flow information
Cash paid during the year for
Interest	$2,561	$4,463
Taxes	$12,399	$3,200

Supplemental schedule of non-cash investing and financing activities:

During the twelve months ended December 31, 2004, the Company entered into the following non-cash transactions:

Gain on extinguishment of note payables and related accrued interest of $137,482

Gain on settlement of litigation of $115,243

Issued 4,296,227 shares of common stock for consulting services and compensation valued at $658,515

Issued 16,431,518 shares of common stock for conversion of $539,341 of notes payable and interest.

Issued 1,806,500 shares of common stock to an officer and employees for prior year compensation valued at $377,980

Retired 1,250,000 shares of commons stock valued at $250,000.

The sale of entreMetrix resulted in a non-cash gain of $276,848.

(continued)

The accompanying notes are an integral part of these financial statements.
- F7 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows (continued)
For the Years Ending December 31, 2004 and 2003

Supplemental schedule of non-cash investing and financing activities:
During the year ended December 31, 2003, the Company entered into the following non-cash transactions:

Issued 615,000 shares of common stock for conversion of $21,776 of principal on notes payable, and $628 of accrued interest.

Issued 3,363,733 shares of common stock for legal and consulting services valued at $487,305

In March 2003, the Company returned $26,625 of vehicles under capital leases to the lessors.

In January 2003, the Company acquired assets of
Sespe Pharmacy
Inventory	$81,068
Property and equipment	100,000
Assets acquired	181,068

Cash paid	(65,000)
Notes payable	(116,068)
Net	$-

In March 2003, the Company acquired entreMetrix, Inc. for 1,250,000 shares of common stock and a note payable for $2.5 million
Cash acquired in transaction	$27,576
Accounts receivable	958
Prepaid expenses and other assets	135,253
Goodwill	2,906,985
Property and equipment	51,323
Accounts payable and accrued expenses	(262,620)
Notes payable	(109,475)
Issuance of common stock - acquisition	(250,000)
Note payable - acquisition	(2,500,000)
$-

F8

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies

Organization and Line of Business

Kaire Holdings Incorporated (“Kaire” or "the Company"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. In November 2002, the Company, through its subsidiary Effective Health, Inc., purchased certain assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The asset acquisition was concluded on January 26, 2003.

History

In 1999, the Company formed YesRx.Com, Inc., an Internet drugstore focused on pharmaceuticals, health, wellness and beauty products. The Company focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills.

In May 2000, the Company acquired Classic Care, Inc. (“Classic Care”), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operated as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchased prescription drugs in bulk and filled prescriptions for individuals living in the aforementioned facilities. Primary sales were to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales were primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal were paid directly by individuals. Classic Care billed Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal.

On April 17, 2002, Classic Care received notice from the State of California Department of Health Services (“DHS”) that they were suspending Classic Care Pharmacy’s Medi-cal provider number and withholding 100% of Classic Care Pharmacy’s Medi-cal payments, alleging Classic Care Pharmacy had submitted numerous patients’ claims without proper documentation.

As a result of the DHS claim, on May 20, 2002, the Company and the original Classic Care Shareholders reached an agreement to settle all amounts due them. This agreement resulted in the Company selling the long-term services business clients to the original Classic Care shareholders and relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, the Company was informed by the Department of Health Services (“DHS”) that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, the Company’s management decided to start the process of a voluntary dissolution of Classic Care.

F9

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The consolidated financial statements include the accounts of Kaire and its wholly owned subsidiaries (collectively the "Company"). The Company's subsidiaries include See/Shell Biotechnology, Inc.., EFFECTIVE Health, Inc. (dba Sespe Pharmacy), and YesRx.com. Intercompany accounts and transactions have been eliminated upon consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of goodwill, allowance for doubtful accounts and third-party contractual agreements, and the net realizable value of assets of discontinued operations.

Cash and Cash Equivalents

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Concentration of Cash

The Company at times during the year maintained cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of December 31, 2004 and 2003.

Revenue Recognition

The Company recognizes revenue at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Net Client Revenue

Net client revenue represents the estimated net realizable amounts from clients, third-party payors and others for sale of products or services rendered. For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of revenue is from federal and state reimbursement programs.

F10

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Third-Party Contractual Adjustments

Contractual adjustments represent the difference between the pharmacy’s established billing rate for covered products and services and amounts reimbursed by third-party payors, pursuant to reimbursement agreements.

For the year ended December 31, 2004, gross revenues were approximately $2,850,000, less approximately $650,000 of contractual adjustments based on reimbursement contracts, resulting in net revenues of approximately 2,200,000

Net Loss per Share

Loss per common share is computed on the weighted average number of common shares outstanding during each year. Basic loss per share is computed as net loss applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive.

Effective August 25, 2003, the Company concluded a reverse split at a ratio of 1-for-200. All loss per share calculations and shares issued were retroactively adjusted to reflect the reverse stock split.

Inventory

Inventory consists primarily of pharmaceuticals and health care products and is stated at the lower of cost or market on a first-in-first-out basis.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company uses other depreciation methods (generally accelerated) for tax purposes. Repairs and maintenance that do not extend the useful life of property and equipment are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and its accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

F11

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

The estimated service lives of property and equipment are principally as follows:

Leasehold improvements	3-7 years
Computers and equipment	3-5 years
Furniture & Fixtures	5-7 years
Software	3-5 years

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Goodwill

The Company capitalizes as goodwill the excess acquisition costs over the fair value of net assets acquired, in connection with business acquisitions, which costs were being amortized on a straight-line method over 20 years. In 2002, the Company adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, and accordingly goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually. The carrying amount of goodwill will be reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

F12

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. SFAS NO. 107, “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.

In 2004 and 2003, the Company determined that it will not change to the fair value method and will continue to use the implicit value based method for stock options issued to employees. In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company will continue to show pro forma disclosure related to the expense attributable to the fair market value of stock options granted to employees.

The FASB released Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation.” This Interpretation addresses certain practice issues related to APB Opinion No.25. The provisions of this Interpretation are applied to awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur.

The Company did not issue any options or warrants to employees or consultants during the years ended December 31, 2004 and 2003.

F13

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130) established standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2004 and 2003, comprehensive loss is equivalent to the Company’s net loss.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing costs for the years ended December 31, 2004 and 2003 were $1,365 and $1,973, respectively.

Reclassifications

Certain amounts in the 2003 financial statements have been reclassified to conform to the 2004 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

Segment and Geographic Information

The FASB issued SFAS No. 131 on “Disclosures about Segments of an Enterprise and Related Information” effective in 1998. SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers.

F14

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Segment and Geographic Information (continued)

The Company managed its operations through two business segments: professional employment organization and pharmacy operations. The Company entered the professional employment business as a result of the Entremetrix, Inc., acquisition in March 2003. However, the Company sold Entremetrix, Inc., back to its original shareholder in February 2004.

The Company evaluated performance based on net operating profit. The operating segments do not share staff or facilities. Payroll services were provided by Entremetrix, Inc., to the pharmacy business unit. The costs of operating each segment are captured discretely within each segment. The Company’s property and equipment, inventory, and accounts receivable are captured and reported discretely within each operating segment.

The operating results of Entremetrix, Inc. are shown as discontinued operations in the financial statements. Due to the sale of Entremetrix, Inc. the Company operates in only one segment.

Accounting for Derivative Instruments and Hedging Activities

The Financial Accounting Standard Board (FASB) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, and has been adopted by the Company for the year ending December 31, 2000. SFAS No. 133 does not have a material impact on its financial position or results of operations, as the Company does not have any derivative instruments.

The Financial Accounting Standards Board issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the effective Date of FASB Statement No. 133,” The statement is effective for periods beginning after June 1999 and amends paragraph 48 of SFAS No. 133 and supersedes paragraph 50 of SFAS No. 133. SFAS No. 137 does not have a material impact on its financial position or results of operations.

The Financial Accounting Standards Board issued SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133,” The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 138 does not have a material impact on its financial position or results of operations.

F15

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

1. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

During May 2003, the FASB issued SFAS 150 - “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Consolidated Financial Statements. The adoption of this statement had no impact on the Company’s consolidated financial statements.

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB 104 supersedes SAB 101, “Revenue Recognition in Consolidated Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB 104 rescinds the SEC’s Revenue Recognition in Consolidated Financial Statements Frequently Asked Questions and Answers (“the FAQ”) issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall consolidated results of operations or consolidated financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding Management does not expect the implementation of this new standard to have a material impact on its computation of diluted earnings per share.

F16

1. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In September 2004, the EITF delayed the effective date for the recognition and measurement guidance previously discussed under EITF Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-01") as included in paragraphs 10-20 of the proposed statement. The proposed statement will clarify the meaning of other-than-temporary impairment and its application to investments in debt and equity securities, in particular investments within the scope of FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method. The Company is currently evaluating the effect of this proposed statement on its financial position and results of operations.

In November 2004, the Financial Accounting Standards Board Statement issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4", which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and charges regardless of whether they meet the criterion of "so abnormal" that was originally stated in Accounting Research Bulletin No. 43, chapter 4. In addition, SFAS No. 151 requires that the allocation of fixed production overheads to conversion costs be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

In December 2004, the FASB issued a revision to SFAS 123, "Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95," that addresses the accounting for share-based payment transactions in which a Company receives employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This statement would eliminate the ability to account for share-based compensation transactions using the intrinsic method that the Company currently uses and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. The effective date of this standard is for periods beginning after June 15, 2005. The Company has determined that the adoption of SFAS 123R will result in the Company having to recognize additional compensation expense related to the options or warrants granted to employees, and it will have an impact on the Company’s net earnings in the future. This standard requires expensing the fair value of stock option grants and stock purchases under employee stock purchase plan.

In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 151 is effective for a fiscal year beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

F17

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

2. Restatement of Prior Financial Information

The Company previously overstated its Accounts Receivable and Revenues by $132,761. The Company has determined the effect of the correction on its previously issued financial statements and has restated the accompanying financial statements for the year ended December 31, 2004.

	As Originally Reported	Restatement Adjustments	As Restated
Accounts receivable, trade	$265,522	$(132,761)	$132,761
Total Current Assets	$415,461	$(132,761)	$282,700
Total Assets	$485,246	$(132,761)	$352,485
Accumulated deficit	$(41,732,334)	$(132,761)	$(41,865,095)
Total Stockholders' Equity	$(1,425,955)	$(132,761)	$(1,558,716)
Total Liabilities and Stockholders' Equity	$485,246	$(132,761)	$352,485
Net revenues	$2,350,847	$(132,761)	$2,218,086
Gross Profit	$364,567	$(132,761)	$231,806
Loss from operations	$(1,352,514)	$(132,761)	$(1,485,275)
Loss from continuing operations before income taxes	$(1,499,173)	$(132,761)	$(1,631,934)
Loss from continuing operations	$(1,502,577)	$(132,761)	$(1,635,338)
Net Loss	$(842,968)	$(132,761)	$(975,729)

(Loss) earnings per weighted average share of
common stock outstanding - basic and diluted
From continuing operations	$(0.06)	$0.00	$(0.06)
From discontinued operations	0.01	0.00	0.01
Total (loss) earnings per share - basic and diluted	$(0.05)	$0.00	$(0.05)

The restatement did affect net loss, but did not affect earnings (loss) per share. The financial results presented in this report reflect the restatement of the Company's financial results. Based on the substantial work done to date, the Company does not expect any further restatements as a result of its review.

3. Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $975,729 and $1,285,847 for the years ended December 31, 2004 and 2003, respectively. The Company also had a net working deficit of $1,242,621 and $2,366,555 for the years ended December 31, 2004 and 2003 respectively. Additionally, the Company must raise additional capital to meet its working capital needs. If the Company is unable to raise sufficient capital to fund its operations for the Health Advocacy program, it might be required to discontinue its pharmacy operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

F18

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

3. Going Concern (continued)

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions. The Company has obtained additional debt financing subsequent to December 31, 2004.

4.  Acquisition of Sespe Pharmacy

Effective January 26, 2003, the Company concluded its agreement to purchase certain tangible and intangible assets of Sespe Pharmacy, a privately held company, for a total cost of $181,068. The Company had opened escrow in 2002, and made a deposit of $40,000. The agreed purchase price consists of (i)) a short-term promissory note in the amount of $81,000 due 120 days after, and (ii) a cash payment of $100,068. Under the terms of the agreement, the Company purchased the Sespe Pharmacy name, all inventory, office and pharmacy equipment, furniture and fixtures.

The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The operating results of this acquisition are included in the Company’s Consolidated Results of Operations from the date of acquisition.

The following table presents the allocation of the purchase price, including related acquisition costs, to the assets and liabilities acquired:

Inventory	$81,068
Property and equipment	100,000
Total purchase price	$181,068

5. Accounts Receivable - Trade

In 2004 and 2003, approximately 85% and 94% of net revenues of continuing operations were derived under federal, state and third-party insurance reimbursement programs.

Medi-Cal	65%
Private Party	15%
Other third-parties	20%

These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

F19

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

5. Accounts Receivable - Trade (continued)

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. The Company determined that no allowance for doubtful accounts as of December 31, 2004 and 2003 was necessary.

6.  Intangible Assets

The Company initially recorded goodwill attributable to Entremetrix of $2,906,985. In February 2004, the Company decided to sell Entremetrix back to its original shareholder for a return of the original consideration paid by the Company. In 2003, the amount of goodwill is classified in the Balance Sheet as a component of assets of discontinued operations. The Company has no intangible assets as of December 31, 2004.

7. Common Stock Transactions

Authorization to Effect a Reverse Stock Split

On March 28, 2003, the Company obtained a written consent of a majority of its shareholders to amend the Certificate of Incorporation to effect up to a one-for-200 reverse split of common stock. The exchange ratio was approved by the Board of Directors. The exchange ratio was one newly issued share for each two hundred shares of common stock. As per a Board of Directors resolution, this Amendment will have no effect on the par value of the common stock, which will remain at $0.001. The reverse stock split was effective August 25, 2003.

Pursuant to the Reverse Stock Split, each holder of shares of Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Common Stock (the "New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse Stock Split, did not, by itself, impact the Company's assets or properties, the Reverse Stock Split could result in a decrease in the Company's aggregate market value. The Reverse Stock Split did not result in some stockholders owning "odd-lots.” All fractional share holdings were rounded up to whole shares. For example, if a shareholder owns 350 shares of Old Common Stock, after a 1 for 200 Reverse Stock Split, that shareholder now owns 2 shares of New Common Stock, not 1 3/4 shares of New Common Stock.

Based on approximately 898,484,863 shares of Common Stock issued and outstanding as of August 25, 2003, the following table reflects a range of the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that are outstanding as a result of the Reverse Stock Split (not accounting for any proposed increase in authorized shares as described above):
Reverse	Percentage	Shares To Be
Stock Split	Reduction	Outstanding

1 for 200	99.5%	4,492,425

F20

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

7. Common Stock Transactions (continued)

Authorization to Effect a Reverse Stock Split (continued)

All outstanding options, warrants, rights and convertible securities were appropriately adjusted for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split affected all stockholders equally and did not affect any stockholder's proportionate equity interest in the Company except for those stockholders whose fractional shares were rounded up.

None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock were affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock entitles the holder thereof to one vote per share and was otherwise be identical to one share of the Old Common Stock.

The percentage ownership of management, the number of stockholders or any aspect of the Company's business did not change materially because of the Reverse Stock Split.

Common stock transactions during 2004

•	The Company converted $464,341 in 8% convertible notes payable into 13,752,948 shares of its common stock.

•	The Company converted $75,000 in convertible accrued interest into 2,678,570 shares of its common stock.

•	The Company issued 3,897,727 shares of its common stock with a market value of $615,248 for consulting services provided to the Company.

•	The Company converted warrants issued to note holders into 2,200,000 shares of its common stock for $132,000.

•	The Company issued 205,000 shares of its common stock with a market value of $51,247 to employees in lieu of current and prior year compensation.

•	The Company issued 2,000,000 shares of its common stock to its CEO for current and prior year compensation totaling $370,000.

•	The Company retired 1,250,000 shares of its common stock as result of the sale of entreMetrix, Inc. back to its original shareholder.

F21

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

7. Common Stock Transactions (continued)

Common stock transactions during 2003

•
On March 21, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 15,000 shares of the Company’s common stock.

•
On December 26, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $20,000 principal amount of the debentures into 600,000 shares of the Company’s common stock.

•	The Company issued 2,375,000 shares of its common stock to a consultant for providing management and financial consulting services. The market value of the services received was $204,685.

•	The Company issued 288,733 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $86,620.

•	The Company issued 700,000 shares of its common stock under the terms of the 2003 Legal and Consulting Services Plan. The common stock issued had an aggregate market value of $196,000.

•	The Company issued 1,250,000 shares of its common stock, which had an approximate market value of $250,000, in connection with the acquisition of Entremetrix, Inc.

2003 Consulting and Legal Services Plan

In March 2003, the Board of Directors approved the 2003 Consulting and Legal Services Plan. The purpose of the 2003 Consulting and Legal Services Plan (“Plan”) is to provide the Company with a means of compensating selected key consultants and legal service providers to the Company and its subsidiaries for their services rendered with shares of Common Stock of the Company. The Plan will be administered by the Company’s Board of Directors (the “Board”). The Company’s Board shall (a) select those consultants legal service providers to whom shares of the Company’s Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company’s Common Stock are awarded or sold. From time to time, the Board may make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

For purposes of the Plan, the Board of Directors is authorized to sell or award up to 700,000 shares and/or options of the Company’s Common Stock at $0.001 par value per share (“Common Stock”).

F22

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

7. Common Stock Transactions (continued)

2003 Consulting and Legal Services Plan (continued)

All key consultants and qualified legal service providers to the Company and any of its subsidiaries are eligible to participate in the Plan.

The Board approved the issuance of 700,000 shares to various consultants under the terms of the Plan.

The Plan was amended on December 30, 2003 pursuant to a Board of Directors resolution to increase the number of shares issuable under the Plan by 4,000,000 shares.

The Plan was amended on June 2, 2004 pursuant to a Board of Directors resolution to increase the number of shares issuable under the Plan by another 3,950,000 shares.

8. Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Source One Group

The Company’s chief financial officer also serves as the chief financial officer of Dalrada Financial Corporation (Dalrada). Dalrada through its subsidiary Source One Group (SOG) operates a professional employment organization. SOG provides services for the Company as its professional employment organization. The Company entered into an Employment Services Agreement with SOG pursuant to which SOG has agreed to render professional employment and related services to the Company for a fee. The Company paid fees to SOG totaling $9,459 in 2004 and none in 2003, respectively. The fees charged by SOG to the Company are at the prevailing rate that SOG charges others.

9. Property and Equipment

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	2004	2003

Furniture and fixtures	$85,000	$85,000
Vehicles	14,712	-
Computers and equipment	21,144	21,144
	120,856	106,144

Less accumulated depreciation and amortization	(51,071)	(22,731)

Total	$69,785	$83,413

F23

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

9. Property and Equipment (continued)

Depreciation and amortization expense for the years ended December 31, 2004 and 2003 was $28,340 and $38,036, respectively.

10. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2004 and 2003 consisted of the following:

	2004	2003

Accounts payable	$356,696	$325,748
Accrued professional and related fees	90,000	134,250
Accrued compensation and related payroll taxes	-	324,380
Accrued interest payable	2,000	41,807
Other accrued expenses	689	16,749
Total	$449,385	842,934

F24

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

11. Convertible Notes Payable and Debentures

Convertible debentures consist of the following at December 31, 2004 and 2003:

	2004	2003
8% convertible subordinated debentures, originally due in October 2002 and now on demand. Interest is payable quarterly, and principal is due at maturity.	$38,547	$365,641

8% convertible subordinated debentures, originally due in January 2003 and now on demand. Interest is payable quarterly, and principal is due at maturity.	196,103	283,350

8% convertible subordinated debentures, originally due in August 2003 and now on demand. Interest is payable quarterly, and principal is due at maturity.	121,926	121,926

8% convertible subordinated debentures, due in December 2005. Interest is payable quarterly, and principal is due at maturity.	320,000	370,000

8% convertible subordinated debentures, due in April 2006. Interest is payable quarterly, and principal is due at maturity.	650,000	-

8% convertible subordinated debentures, originally due in May 2002 and now on demand. Interest is payable quarterly, and principal is due at maturity.	-	26,650

10% convertible subordinated debentures, due on demand. Interest is payable semi-annually, and principal is due at maturity.	-	71,000

	1,326,576	1,238,567

Less: Unamortized Bond Discount and Unamortized Debt Issuance Costs	(374,538)	(274,426)

Total debt	952,038	964,141

Less: current portion	(566,158)	(868,567)

Convertible debentures, less current portion	$385,880	$95,574

F25

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

11. Convertible Notes Payable and Debentures (continued)

10% Convertible Debentures

During January through May 1997, the Company issued convertible notes aggregating to $479,655, which were due in the same months in 2000. The notes have a stated interest rate of 10% per annum, and interest is payable semi-annually. The notes are convertible at $9.38 per share, which approximated the average trading price of the Company's common stock. $71,000 of these notes was still outstanding as of December 31, 2003. The Company has not been contacted nor been able to contact these notes holders for over four years. Accordingly, these notes were written off as of December 31, 2004, based on the advice of counsel. .

8% Convertible Debentures

During 2000, the Company issued convertible notes that were due in October 2002. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2004, the noteholders converted $327,094 of the outstanding principal into the Company’s common stock. $38,547 and $365,641 of these notes was still outstanding as of December 31, 2004 and 2003 respectively.

In 2001, the Company obtained additional capital financing of $1,200,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 20,000 shares of the Company’s common stock to various parties as part of these financing agreements.

Total funds received of $1,200,000 were allocated as follows: $760,000 to 8% convertible notes; $140,000 to the note warrants; and $300,000 to convertible benefit feature. The value allocated to the note warrants and the beneficial conversion feature was amortized to interest expense over the term of the notes.

The 8% convertible debentures have a conversion price that is the lesser of (1) 80% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time.

During January 2001, the Company issued convertible notes aggregating to $500,000, which were due in January 2003. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. As of December 31, 2003, the Company had converted $196,650 into its common stock. In 2004, the Company converted an additional $87,247 into common stock. The Company has an outstanding principal balance of $196,103 and 283,350 on these notes as of December 31, 2004 and December 31, 2003, respectively.

F26

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

11. Convertible Notes Payable and Debentures (continued)

8% Convertible Debentures (continued)

During August 2001, the Company issued a convertible note aggregating to $300,000, which is due in August 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2003, 2002 and 2001, the noteholders converted $1,776, $31,651 and $144,647, respectively, into the Company’s common stock, and the principal balance of $121,926 on this note was still outstanding as of December 31, 2004 and 2003.

In November 2003, the Company obtained debt financing of $370,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 2,200,000 shares of the Company’s common stock to various parties as part of these financing agreements.

Total funds received of $370,000 were allocated $83,829 to the 8% convertible notes, $127,600 to the note warrants and $158,571 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

The 8% convertible debentures issued in November 2003 have a conversion price that is the lesser of (1) 70% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time.

The warrants issued are convertible into 2,200,000 shares common stock at an exercise price of $0.06 per share, which is based upon the lowest closing price for the five days preceding the date of grant. The exercise price can be adjusted down by the Company, and the Company did not reprice any warrants in 2004. In February and March 2004, the warrant holders exercised all the outstanding warrants.

In May 2004, the Company concluded debt financing for $650,000, whereby the following 8% convertible debentures were issued: $350,000 to Alpha Capital Aktiengesellschaft; $200,000 to Gamma Opportunity Capital Partners, LP; and $100,000 to Longview Fund, LP. Additionally, in conjunction with these convertible debentures, the Company issued detachable warrants to purchase 4,444,444 shares of common stock in conjunction with the convertible notes. The exercise price of the warrants is $0.17 per share, and the warrants mature in five years.

The conversion price per share of the above debentures shall be equal to the lesser of (i) $.09 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the Conversion Date for the Common Stock. Closing bid price shall mean the last closing bid price as reported by Bloomberg LP. The Conversion Price shall be $.09 per share unless at any time after the closing price of the Common Stock as reported by Bloomberg LP for the Principal Market is less than $0.09 per share for fifteen (15) consecutive trading days.

Total funds received of $650,000 were allocated $312,108 to the 8% convertible notes, $240,834 to the note warrants and $97,059 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

F27

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

11. Convertible Notes Payable and Debentures (continued)

Debt Assignment

On December 12, 2003, the holders of three outstanding convertible notes assigned their rights to three other third party entities. The notes were assigned are as follows:

ISSUE DATE	ORIGINAL HOLDER	ORIGINAL PRINCIPAL	CURRENT PRINCIPAL AMOUNT
10/26/2000	Keshet Fund, L.P.	$390,000	$385,643
1/10/2001	Keshet, L.P.	$283,350	283,350
8/17/2001	Keshet Fund, L.P.	$300,000	121,927
			$790,920

The convertible notes were assigned as follows:

NEW ASSIGNED NOTE HOLDER	ALLOCATION OF 10/26/2000 NOTE	ALLOCATION OF 1/10/2001 NOTE	ALLOCATION OF 8/17/2001 NOTE
ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$128,547	$94,450	$40,642
GAMMA OPPORTUNITY CAPITAL PARTNERS, LP British Colonial Centre of Commerce One Bay Street, Suite 401 Nassau (NP), The Bahamas Fax: (242) 322-6657	128,547	94,450	40,642
CAMDEN INTERNATIONAL LTD. Charlotte House, Charlotte Street P.O. Box N9204 Nassau, Bahamas Fax: 415-835-8320	128,547	94,450	40,643
TOTAL	$385,641	$283,350	$121,927

The original convertible note holders waived any or all potential liquidated damages. The terms on the assigned notes are identical to the original notes. Additionally, the original detachable warrants issued in conjunction with the debentures were cancelled.

F28

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

12. Notes Payable

The current note payable of $49,000 at December 31, 2004, is a note payable to a shareholder and bears a fixed interest rate of $6,000. The note is due on January 2, 2005. In February 2005, the holder of the note extended the terms of the notes ten months and adjusted the interest rate to 10% per annum.

13. Gain on Extinguishment of Notes Payable

In September 2004, the Company wrote off 10% notes payable with a principal balance of $71,000 and related interest of $33,192. The note holders are not currently in business. These notes were over five years old and the Company has not been contacted by the note holders regarding payment for over five years. The Company engaged its counsel to contact these note holders to resolve these outstanding amounts. Through these efforts to contact the note holders, the Company learned that the note holder had filed for bankruptcy, and is no longer in business. The Company’s counsel further advised that the Company is no longer liable for these amounts. In December 2004, the holder of an 8% note payable with a principal balance of $26,650 and related interest of $6,307 forgave the debt. Thus, the Company recorded a gain of $137,149 on the extinguishment of these notes and their related interest, and the gain is included in the Statement of Operations for year ended December 31, 2004.

14. Income Taxes

Significant components of the provision for taxes based on income for the years ended December 31 are as follows:

	2004	2003

Current
Federal	$-	$-
State	3,404	1,600
		1,600
Deferred
Federal	-	-
State	-	-
Provision for income taxes	$3,404	$1,600

F29

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

14. Income Taxes (continued)

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:

	2004	2003

Income tax provisions (benefit) computed
at federal statutory rate	(35.00%)	(35.00%)

State taxes	(3.00%)	(5.40%)

Effect of discontinued operations	(16.80%)	(6.70%)

Reduction of NOL carryforward relating
relating to discontinued operations	60.30%	0.00%

Change in the valuation allowance	(5.30%)	47.30%

Total	0.20%	0.20%

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

	2004	2003

Deferred tax asset
Net operating loss carryforwards	$8,899,277	$10,411,896
Impairment of assets	-	120,000
Options/warrants	-	45,217
Discontinued operations	-	200,000

	8,899,277	10,777,113
Deferred tax liability
State income taxes	-	(1,799,127)

Net deferred tax asset	8,899,277	8,977,986

Valuation allowance	(8,899,277)	(8,977,986)

	$-	$-

At December 31, 2004, the Company has available approximately $8,364,701 and $1,078,727 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2022.

F30

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

14. Income Taxes (continued)

Tax rules impose limitations on the use of net operating losses following certain changes in ownership. Such a change occurred in 1999 and 2000, which will limit the utilization of the net operating losses in subsequent years.

15. Commitments and Contingencies

Litigation

Department of Health Services

The Company is a provider of services under California’s Medicaid program (“Medi-Cal”), which is administered by the Department of Health Services (“DHS”). DHS served notice to the Company that the Company received overpayment of claims submitted by the Company for certain drugs, based on alleged violations of the California Code of Regulations. The Company has provided documentary evidence to contest and rebut DHS’s allegations and received an extension to provide evidence to the contrary. In December 2002, DHS informed the Company that it was suspending Classic Care’s Medi-Cal license, and that it was withholding all further payments until its investigation is complete. Classic Care could not successfully operate without a Medi-Cal license. Thus, the Company has decided to cease operations of Classic Care. Management has fully reserved the accounts receivable balance regarding these allegations.

Additionally, DHS has alleged that Classic Care was overpaid in 1998, 1999 and 2000, and has requested a refund. The Company believes that all reimbursements received were appropriate, and management believes that it does not have a liability to the DHS.

Except as otherwise specifically indicated above, management believes that the Company does not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2004. However, there can be no assurance that the Company will prevail in the above proceedings. In addition, the Company may be required to continue to defend it resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which might have a material adverse effect upon the Company.

Kaire believes that it does not have any liability in this matter and has not provided any reserve for this matter. The basis for this belief is the following: 1) the California Department of Health Services (“DHS”) claim is directed to Classic Care Pharmacy which was owned by Classic Care, Inc. 2) Classic Care Inc. is a separate legal entity and was operated by the prior owners, whom Kaire believes perpetrated the actions leading to the alleged claims, 3) Kaire was not involved nor was Kaire aware of the alleged overpayment to Classic Care Inc., 4) the alleged claim includes a period of time before Kaire was involved with Classic Care, Inc. thus precluding Kaire any claim in that time period and 5) Kaire did not benefit in any way from the alleged overpayment.

The DHS estimates the claim at around $1,566,396. An estimate of how much the claim would relate to Classic Care, Inc. cannot be made since the alleged claim includes a time period that begins over a year prior to Kaire’s involvement with Classic Care, Inc. and that information is not available to Kaire.

F31

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

15. Commitments and Contingencies

Litigation (continued)

Company Is in Dispute with a Vendor

The Company is in dispute over the amounts due this vendor for purchases of pharmaceuticals in 2001 and 2002 by its subsidiary, Classic Care, in the approximate amount of $550,000. The Vendor has filed a lawsuit naming the Company as a co-defendant. The Company with the advice of its counsel has evaluated these claims and vigorously defended itself in this litigation.

On December 30, 2004 a settlement was reached where Kaire is obligated to pay the vendor $50,000. Kaire’s payment obligation will mature upon court approval of the settlement, with $10,000 due immediately at that time and the balance paid based on 12 monthly installments of $3,077.06 (which includes interest of 7.50%). The settlement was executed by the parties at the end of April 2005. Kaire expects to obtain court approval within approximately sixty days of the time of this filing.

McKesson Medical - Surgical Inc. v. Effective Health

On January 20, 2005, McKesson Medical-Surgical, Inc. (“Plaintiff”) filed a complaint against Effective Health, Inc., a subsidiary of Kaire, for failure to pay the principal sum of $17,467 for goods and/or services. The Company has expressly denied any liability although the Company’s attorney has not yet undertaken a full analysis of the Plaintiff’s claims at this early stage of the litigation.

Leases

Operating leases

In June of 2002, the Company leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as their corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420. The Company subleases on a month-to-month basis approximately one half of the facility to Digital Media Group, Inc, a related company that is owned by the Company’s CEO and Chairman, Steve Westlund. The Company vacated this facility in March 2004.

In January 2003, Kaire entered into an operating lease agreement for the pharmacy in Fillmore, California which serves as its corporate headquarters. At the time the pharmacy facility was approximately 843 square feet with a monthly payment of $1,170. In May 2004 Kaire expanded its space to approximately 1,115 square feet, with a monthly payment of $1,520 and in March 2005 Kaire expanded its space to approximately 1,800 square feet and currently pay $2,245 a month. The lease was to continue through the original initial lease term of five years. Kaire has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term. However, Santa Paula Memorial Hospital, the holder of the master lease, filed for chapter 11 Bankruptcy protection and the court rejected including the lease in bankruptcy. The property owners have approached Kaire with a proposal to takeover the master lease. However, Kaire has not made a decision concerning the master lease. Kaire also has not received a new lease with the increase lease payments. Kaire is assuming the lease is now a month to month lease.

F32

15. Commitments and Contingencies (continued)

Leases (continued)

Operating leases (continued)

The Company leased an automobile under a 39-month operating lease that was scheduled to expire in February 2005 with monthly payments of $415. The automobile was returned and the lease cancelled in April 2003.

Future minimum lease payments due under non-cancelable operating leases consist of the following as of December 31, 2004:
2005	$26,940
2006	-
2007	-
2008	-
2009 and later	-
Future minimum lease payments	$26,940

Rent expense for the years ended December 31, 2004 and 2003 was $35,150 and $51,548, respectively.

Employment Agreements

Chief Executive Officer Compensation

On April 1, 2000, Mr. Westlund signed a three-year employment agreement. The contract calls for Mr. Westlund to be paid a base salary of $8,333 per month for the first year of the term. Mr. Westlund’s base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Westlund’s employment agreement states that his salary is to be $8,333 per month, his actual cash pay has been $20,000 and $4,000 for the years ended December 31, 2004 and 2003, respectively. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 30,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Westlund has exercised options to purchase 29,833 shares of common stock during the year ended December 31, 2003, and the remaining options expired in 2004.

During 2004 Mr. Westlund received 2,000,000 shares of the Company’s common stock in lieu of $370,000 of accrued and current compensation due him under the above compensation agreement. The Company had no accrued compensation due to Mr. Westlund as of December 31, 2004.

On October 17, 2003, Mr. Westlund was issued 375,000 shares of the Company’s common stock in lieu of $22,500 of the total amount due to him under the above compensation agreement. The Company has accrued amounts due to Mr. Westlund of $317,980 as of December 31, 2003.

F33

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

15. Commitments and Contingencies (continued)

Employment Agreements (continued)

Chief Executive Officer Compensation (continued)

Subsequent to December 31, 2004, the Company agreed to a new three year agreement with Mr. Westlund. The agreement calls for a monthly salary of $8,333.33 per month, with annual increases equaling 15% of the base salary. In addition, he will receive a 5 year option to purchase 12 million shares of the Company’s common stock, at an option price of $0.05 per share. This new agreement was effective April 5, 2005.

Consulting Agreements

The Company has various consulting agreements that provide for issuance of the Company’s common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital, accounting services, legal services, and professional services rendered in connection with the Company’s acquisition efforts. The Company has no amounts due under these agreements as of December 31, 2004. The Company had accrued $60,000 for amounts due under such agreements as of December 31, 2003.

16. Stock Options and Warrants

The Company has adopted the provisions of Financial Interpretation No. 44. Accordingly, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plans for employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

	2004	2003
Net loss
As reported	$(975,729)	$(1,285,847)
Pro forma	$(975,729)	$(1,285,847)
Basic and diluted loss per common share
As reported	$(0.06)	$(0.29)
Pro forma	$(0.06)	$(0.29)

The Company did not grant any options to employees in 2004 and 2003. Options and warrants are granted at prices that are equal to the current fair value of the Company’s common stock at the date of grant. The Company records compensation expense on options granted at prices below the current fair market value. The vesting period is usually related to the length of employment or consulting contract period. In 2004 and 2003, the Company granted warrants convertible into the Company’s common stock pursuant to the issuance of convertible debentures.

F34

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

16. Stock Options and Warrants (continued)

The fair value of these warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2004; dividend yield of 0%; expected volatility of 250%; risk-free interest rate of 5.5%; and expected life of 5 years. December 31, 2003; dividend yield of 0%; expected volatility of 250%; risk-free interest rate of 5.5%; and expected life of 3 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. The weighted-average fair value of options and warrants granted during the year ended December 31, 2004 and 2003, were $0.12 and $0.06, respectively.

No stock options were outstanding or exercisable at December 31, 2004.

The following table summarizes information with respect to stock warrants outstanding and exercisable at December 31, 2004:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2004	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2004	Weighted Average Exercise Price

$0.17	4,444,444	4.4	$0.17	4,444,444	$0.17

	4,444,444	4.4	$0.17	4,444,444	$0.17

The following tables summarize information with respect to stock options and warrants outstanding and exercisable at December 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2003	Weighted Average Exercise Price

$10.00	10,167	0.46	$$10.00	10,167	$$10.00

	10,167	0.46	$$10.00	10,167	$$10.00

F35

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

16. Stock Options and Warrants (continued)

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2003	Weighted Average Exercise Price

$0.06	2,200,000	2.91	$0.06	2,200,000	$0.06

	2,200,000	2.91	$0.06	2,200,000	$0.06

The following summarizes the Company's stock option and warrants activity:

	Warrants And Stock Options Outstanding	Weighted Average Exercise Price

Outstanding December 31, 2002	37,667	$10.00

Granted	2,200,000	$0.06
Exercised	-	$-
Expired/Cancelled	(27,500)	$16.00

Outstanding December 31, 2003	2,210,167	$0.06

Granted	4,444,444	$0.17
Exercised	(2,200,000)	$0.06
Expired/Cancelled	(10,167)	$10.00

Outstanding December 31, 2004	4,444,444	$0.17

The Company has and 4,444,444 warrants outstanding as of December 31, 2004 and 2,200,000 as of December 31, 2003. The exercise price of the outstanding warrants as of December 31, 2004 is $0.17. The outstanding warrants have a clause that causes the exercise price can be adjusted down by the Company upon certain company actions. The warrants expire 5 years from the original date of grant. The Company has not repriced any warrants as of December 31, 2004.

F36

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

17. Earnings per Share

Earnings per share have been calculated using the weighted average number of shares outstanding during each period. As of December 31, 2004, potentially dilutive securities consist of convertible debentures convertible into 44,219,200 common shares and warrants convertible into 4,444,444 shares. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the years ended December 31, 2004 and 2003 respectively. The loss from operations and the net loss for the years ended December 31, 2004 and 2003 make these securities anti-dilutive.

Effective August 25, 2003, the Company concluded a reverse split at a ratio of 1-for-200. All EPS calculations and shares issued were retroactively adjusted to reflect the reverse stock split.

18. Discontinued Operations - Classic Care, Inc.

In December 2002, the Company decided to voluntarily dissolve Classic Care, Inc. dba Classic Care Pharmacy as a result of sanctions by the pharmacy management of the Department of Health Services and the subsequent suspension of the Medi-Cal license. The Company ceased all operations of Classic Care effective January 2003 and the disposal date of Classic Care was May 2003. Classic Care’s sales for the years ended December 31, 2004, and December 31, 2003, were none and $8,266, respectively. The results of Classic Care’s operations have been reported separately as discontinued operations in the Statements of Operations.

In January 2003, after a failed effort to rebuild Classic Care Pharmacy, all operations at Classic Care Pharmacy ceased and Classic Care, Inc was dissolved. Additionally, the logistical issues created by moving the pharmacy operations to Fillmore, California, made it difficult to provide the level of personal attention required to service individual HIV clients in the Health Advocate HIV program. The combination of a declining HIV client base due to the logistical problems of providing the level of personal attention required to service each HIV client (i.e. clients were transferring their business to a more conveniently located pharmacy) lead to the decision to phase out the Health Advocate HIV program.

The net assets (liabilities) of the discontinued operations have been recorded at their estimated net realizable value under the caption “Net assets (liabilities) of discontinued operations - Classic Care” in the accompanying Balance Sheets at December 31, 2004 and 2003, and consist of the following:

	2004	2003
Non-trade receivable	-	415,157

Total Assets	$-	$415,157

Accounts payable	(131,845)	(685,050)
Accrued liabilities	(13,766)	(13,766)
Reserve for litigation	-	(300,000)
Total liabilities	(145,611)	(998,816)
Net assets (liabilities) of discontinued operations	$(145,611)	$(583,659)

F37

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

18. Discontinued Operations - Classic Care, Inc. (continued)

The following is a breakdown of the operations of Classic Care discontinued operations for the years ended December 31, 2004 and 2003:

	2004	2003
Revenues	$-	$8,266
Cost of sales	-	(7,626)
Operating expenses	-	(21,202)
Gain on settlement	438,048	-
Other income	-	78,668
Income tax	-	(800)
Net income	438,048	77,868
Disposal	-	(41,993)
Net	$438,048	$15,313

19. Acquisition and Disposition of Entremetrix, Inc.

Acquisition of Entremetrix, Inc.

In March 2003, the Company through its subsidiary completed the acquisition of all the outstanding common shares of Entremetrix, Inc., a Nevada corporation, for $2,750,000. The agreed purchase price consists of (i) a 4% promissory note in the amount of $2.5 million due four years after closing, and (ii) the issuance of 1,250,000 shares of the Company’s common stock having a market value of approximately $250,000.

Entremetrix is a Southern California-based company, and is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries. Additionally, Entremetrix provides outsourced human resources and financial support staff. The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets and liabilities based on their estimated fair values. The resulting goodwill from this transaction is currently estimated at $2,906,985. Entremetrix commenced operations in July 2002.

F38

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

19. Acquisition and Disposition of Entremetrix, Inc. (continued)

Acquisition of Entremetrix, Inc. (continued)

The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed:

Cash and cash equivalents	$27,576
Accounts receivable	958
Other current assets	134,608
Property and equipment	51,323
Goodwill	2,906,985
Other non-current assets	645
Total assets	$3,122,095

Accounts payable and accrued expenses	$262,620
Notes payable	109,475
Total liabilities	$372,095

Total acquisition cost	$2,750,000

The pro forma consolidated results of operations have not been presented as if the acquisition of Entremetrix, Inc. had occurred at January 1, 2002, due to the sale of Entremetrix back to its original shareholder in February 2004. The pro forma information is not meaningful due to sale of Entremetrix, and the Company not pursuing any future business opportunities in the professional employment line.

Disposition of Entremetrix, Inc.

In February 2004, the Company signed a definitive agreement to sell Entremetrix, Inc., (Entremetrix), its professional employment organization business unit, back to its original shareholder. The Company had purchased Entremetrix in March 2003 for common stock and a note payable to the shareholder of Entremetrix. The results of operations of Entremetrix have been reported separately as discontinued operations. The transaction was in essence a recession of the original purchase. The Company received back the shares, 1,250,000 shares of its common stock, it had issued to the original shareholder and the note payable to the shareholder in the amount of $2,500,000 plus any accrued interest to date was cancelled. Entremetrix’s revenues were $399,643 for the period starting March 18, 2003 (acquisition date) to December 31, 2003.

F39

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

19. Acquisition and Disposition of Entremetrix, Inc. (continued)

Disposition of Entremetrix, Inc. (continued)

For financial reporting purposes, the assets and liabilities of Entremetrix have been classified in the accompanying Balance Sheets as of December 31, 2004 and 2003, under “Assets of discontinued operations held for sale” and comprise the following:

	2004	2003
Assets:
Accounts receivable	$-	$60,557
Other current assets	-	70,428
Property and equipment, net	-	48,435
Other assets	-	2,946,784
Total assets	$-	$3,126,204

Liabilities:
Accounts payable	$-	$165,837
Accrued liabilities	-	238,796
Other non-current liabilities	-	2,692,332
Total liabilities	$-	$3,096,965

Net assets of discontinued operations
held for sale	$-	$29,239

The following is a breakdown of the operations of Entremetrix discontinued operations for the years ended December 31, 2004 and 2003:

	2004	2003
Revenues	$25,860	$399,643
Operating expenses	(79,796)	(570,228)
Other expense	(1,351)	(67,670)
Income tax	-	(800)
Net loss	(55,287)	(239,055)
Disposal	-	-
Net	$(55,287)	$(239,055)

20. Subsequent Events

Issuance of Common Stock for Services

On February 3, 2005 the Company issued 3,000,000 shares of common stock to employees and consultants, with a market value of $120,000, for consulting and legal services provided to the Company.

F40

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
December 31, 2004 and 2003

20. Subsequent Events (continued)

Issuance of Convertible Security

In March 29, 2005, Kaire issued a $125,000, 8% interest per annum, two year convertible note to the Longview Fund LP. The Conversion Price per share shall be the lesser of (i) $.04 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the conversion date for the common stock. In addition Longview was issued a class A warrant for the purchase of 694,444 shares of the common stock at a per share purchase price of $0.042, and a class B warrant for the purchase of 3,000,000 shares of the common stock at a per share purchase price of $0.04

Settlement

On December 30, 2004, a settlement was reached where Kaire is obligated to pay the plaintiff $50,000. Kaire’s payment obligation will mature upon court approval of the settlement, with $10,000 due immediately at that time and the balance paid based on 12 monthly installments of $3,077.06 (which includes interest of 7.50%). The settlement was executed by the parties at the end of Aril 2005. Kaire expects to obtain court approval within approximately sixty days of the time of this filing.

Employment Agreement

On April 5, 2005, the Company agreed to a new three year agreement with Mr. Westlund. The agreement calls for a monthly salary of $8,333.33 per month, with annual increases equaling 15% of the base salary. In addition, he will receive a 5 year option to purchase 12 million shares of the Company’s common stock, at an option price of $0.05 per share.

F41

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements

September 30, 2005

C O N T E N T S

Consolidated Balance Sheets                                                                                                        F43 -44

Consolidated Statements of Operations                                                                                      F45

Consolidated Statements of Cash Flows                                                                                      F46 -47

Notes to Consolidated Financial Statements                                                                               F48 -64

- F42 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2005 and December 31, 2004

ASSETS

	September 30, 2005	December 31, 2004
Current Assets	(unaudited)	(audited)
Cash and cash equivalents	$-	$-
Accounts receivable, trade	193,146	132,761
Inventory	72,051	149,939
Employee advances	1,140	-

Total Current Assets	266,337	282,700

Other Assets
Property and equipment, net of accumulated depreciation	48,784	69,785

Total Other Assets	48,784	69,785

Total Assets	$315,121	$352,485

(continued)

See accompanying notes.
- F43 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Balance Sheets (Continued)
As of September 30, 2005 and December 31, 2004

LIABILITIES AND STOCKHOLDERS' DEFICIT

	September 30, 2005	December 31, 2004
Current Liabilities	(unaudited)	(audited)
Bank overdraft	$44,231	$19,931
Accounts payable and accrued expenses	439,325	449,782
Income tax payable	647	647
Loans payable	-	49,000
Notes payable - related parties	10,381	13,281
Advances from shareholders	73,607	73,607
Liabilities of discontinued operations - Classic Care	145,611	145,611
Accrued interest - convertible debt	298,812	207,304
Convertible notes - current portion	746,969	566,158

Total Current Liabilities	1,759,583	1,525,321

Long Term Liabilities
Convertible notes payable and debentures	523,753	385,880

Total Long Term Liabilities	523,753	385,880

Total Liabilities	2,283,336	1,911,201

Stockholders' Deficit
Common stock, $0.001 par value
900,000,000 shares authorized; 33,877,252 and 30,877,252
shares issued and outstanding in 2005 and 2004, respectively	33,878	30,878
Additional paid in capital	40,683,881	40,275,501
Accumulated deficit	(42,685,974)	(41,865,095)

Total Stockholders' Deficit	(1,968,215)	(1,558,716)

Total Liabilities and Stockholders' Deficit	$315,121	$352,485

See accompanying notes.
- F44 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statememnts of Operations
For The Three And Nine Months Ending September 30, 2005 and 2004

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$271,695	$641,103	$976,446	$1,738,475
Cost of goods sold	(187,339)	(483,993)	(679,886)	(1,325,423)

Gross Profit	84,356	157,110	296,560	413,052

Operating Expenses
Salaries	92,436	129,392	332,432	381,031
Depreciation and amortization	7,317	7,238	21,952	21,714
General and administrative	82,966	164,623	489,576	1,027,481
Selling expense	369	200	1,329	19,365
Rent	6,735	4,560	24,372	32,770

Total Operating Expenses	189,823	306,013	869,661	1,482,361

Loss from operations	(105,467)	(148,903)	(573,101)	(1,069,309)

Other Income (Expenses)
Interest expense	(71,932)	(83,901)	(247,778)	(331,701)
Miscellaneous income	-	104,192	-	121,335
Miscellaneous expense	-	-	-	(80)

Total Other Income (Expenses)	(71,932)	20,291	(247,778)	(210,446)

Loss from continuing operations before income taxes	(177,399)	(128,612)	(820,879)	(1,279,755)

Provision for income taxes	-	-	-	(3,404)

Loss from continuing operations	(177,399)	(128,612)	(820,879)	(1,283,159)

Discontinued operations
Loss from operations of discontinued segment (Entremetrix)	-	-	-	(55,287)

Gain on sale discontinued segment (Entremetrix)	-	-	-	276,848

Gain from Discontinued Operations	-	-	-	221,561

Net Loss	$(177,399)	$(128,612)	$(820,879)	$(1,061,598)

(Loss) earnings per weighted average share of
common stock outstanding - basic and diluted
From continuing operations	$(0.01)	$(0.00)	$(0.02)	$(0.05)
From discontinued operations	-	-	-	0.01
Total (loss) earnings per share - basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.04)

Weighted-average shares outstanding - basic and diluted	33,877,252	29,509,257	33,503,626	25,018,482

See accompanying notes.
- F45 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ending September 30, 2005 and 2004

	September 30,	September 30,
	2005	2004
	(unaudited)	(unaudited)
Increase (decrease) in cash and cash equivalents
Net loss	$(820,879)	$(1,061,598)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,952	21,714
Amortization of warrant and beneficial conversion feature	116,241	185,514
Amortization of issuance costs	29,444	-
Common stock issued for professional services and compensation	150,000	648,785
Gain on extinguishment of notes payable and related interest	-	(107,742)
Gain on sale of discontinued operations - EntreMetrix	-	(276,848)
(Income) loss from discontinued operations - EntreMetrix	-	55,287
Change in net assets of discontinued operations - EntreMetrix	-	29,239
Other	-	(25,983)
Non-cash other income (expense)	-	(5,733)

Total adjustments to net income	$(503,242)	$(537,365)

Cash flow from operating activities:
Changes in operating assets and liabilities:
Increase in trade accounts receivable	$(60,385)	$(195,900)
Increase in other receivables	(1,140)	(3,960)
Decrease in bank overdraft	24,300	-
Increase in advances to shareholders	-	39,930
Prepaid expenses	-	226
(Increase) decrease in inventory	77,888	(60,885)
Decrease in income and sales tax payable	(337)	(15,507)
Increase in accrued interest on convertible notes	91,508	84,673
Decrease in accounts payable and accrued expenses	(10,120)	(97,195)

Cash flow generated by (used in) operating activities	$121,714	$(248,618)

Cash flow from investing activities:
Purchase of property and equipment	$(950)	$(14,712)

Net cash generated by (used in) investing activities	$(950)	$(14,712)

Cash flow from financing activities:
Proceeds from notes payable - related parties	$-	$1,325
Payments on notes payable - related parties	(2,900)	(1,990)
Proceed from notes payable - shareholders	-	208,622
Payments on notes payable - shareholders	-	(120,000)
Payments on loans	(49,000)	(68,384)
Proceeds from convertible notes payable	475,000	650,000
Deferred financing costs	(40,622)	-
Proceeds from conversion of warrants	-	132,000

Net cash generated by (used in) financing activities	$382,478	$801,573

Net (decrease) increase in cash and cash equivalents	$-	$878

Cash and cash equivalents at beginning of year	-	45,055

Cash and cash equivalents at end of period	$-	$45,933

(continued)

See accompanying notes.
- F46 -

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
For the Nine Months Ending September 30, 2005 and 2004

	September 30,	September 30,
	2005	2004
Supplementary disclosures of cash flow information	(unaudited)	(unaudited)
Cash paid during the year for
Interest	$3,150	$2,561
Taxes	$-	$12,399

Supplemental schedule of non-cash investing and financing activities:

Non-cash investing and financing activities:
Common stock issued for services	$150,000	$648,785
Common stock issued for conversion of notes payable	$-	$539,341
Common stock issued for compensation	$-	$391,750
Retired 1,250,000 shares of common stock	$-	$250,000
Sale of EntreMetrix- non-cash gain	$-	$276,848

During the nine months ended September 30, 2005, the Company entered into the following non-cash transactions:

Issued 3,000,000 shares of common stock for professional services valued at $150,000

During the nine months ended September 30, 2004, the Company entered into the following non-cash transactions:

Recorded gain on extinguishment of notes payable and related accrued interest of $107,742

Issued 3,955,000 shares of common stock for consulting services and compensation valued at $575,015

Issued 18,631,518 shares of common stock for conversion of $671,341 of notes payable and interest

Issued 2,197,727 shares of common stock to an officer for prior year compensation valued at $317,980 and current period compensation of $73,770

Retired 1,250,000 shares of commons stock valued at $250,000.

The sale of entreMetrix resulted in a non-cash gain of $276,848.

See accompanying notes.
- F47 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies

Organization and Line of Business

Kaire Holdings Incorporated (“Kaire” or “the Company”), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. In November 2002, the Company, through its subsidiary Effective Health, Inc., purchased certain assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The asset acquisition was concluded on January 26, 2003.

History

In 1999, the Company formed YesRx.Com, Inc., an Internet drugstore focused on pharmaceuticals, health, wellness and beauty products. The Company focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills.

In May 2000, the Company acquired Classic Care, Inc. (“Classic Care”), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operated as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchased prescription drugs in bulk and filled prescriptions for individuals living in the aforementioned facilities. Primary sales were to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales were primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal were paid directly by individuals. Classic Care billed Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal.

On April 17, 2002, Classic Care received notice from the State of California Department of Health Services (“DHS”) that they were suspending Classic Care Pharmacy’s Medi-Cal provider number and withholding 100% of Classic Care Pharmacy’s Medi-Cal payments, alleging Classic Care Pharmacy had submitted numerous patients’ claims without proper documentation.

As a result of the DHS claim, on May 20, 2002, the Company and the original Classic Care Shareholders reached an agreement to settle all amounts due them. This agreement resulted in the Company selling the long-term services business clients to the original Classic Care shareholders and relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, the Company was informed by the Department of Health Services (“DHS”) that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, the Company’s management decided to start the process of a voluntary dissolution of Classic Care.

Principles of Consolidation

The consolidated financial statements include the accounts of Kaire and its wholly owned subsidiaries (collectively the “Company”). The Company’s subsidiaries include See/Shell Biotechnology, Inc.., EFFECTIVE Health, Inc. (dba Sespe Pharmacy), and YesRx.com. Intercompany accounts and transactions have been eliminated upon consolidation.

See accompanying notes.
- F48 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies (continued)

Basis of Presentation

The accompanying unaudited interim consolidated financial statements represent the financial activity of Kaire Holdings Incorporated and its subsidiaries. The consolidated financial statements for the nine months ended September 30, 2005, have been prepared in accordance with generally accepted accounting principles for interim financial information in the US and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the fiscal quarter ended September 30, 2005, included herein. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions were eliminated. The Company’s fiscal year ends on December 31 each year. The financial statements and notes are representations of the management and the Board of Directors who are responsible for their integrity and objectivity.

The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of goodwill, allowance for doubtful accounts and third-party contractual agreements, and the net realizable value of assets of discontinued operations.

Cash and Cash Equivalents

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Revenue Recognition

The Company recognizes revenue at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

See accompanying notes.
- F49 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Net Client Revenue

Net client revenue represents the estimated net realizable amounts from clients, third-party payors and others for sale of products or services rendered. For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of revenue is from federal and state reimbursement programs.

Third-Party Contractual Adjustments

Contractual adjustments represent the difference between the pharmacy’s established billing rate for covered products and services and amounts reimbursed by third-party payors, pursuant to reimbursement agreements.

For the three months ended September 30, 2005, gross revenues were $429,268 less approximately $153,314 of contractual adjustments based on reimbursement contracts, resulting in net third-party contract revenues of approximately $275,954. For the nine months ended September 30, 2005, gross revenues were $1,305,564 less approximately $330,998 of contractual adjustments based on reimbursement contracts, resulting in net third-party contract revenues of approximately $975,566.

Net Loss per Share

Loss per common share is computed on the weighted average number of common shares outstanding during each year. Basic loss per share is computed as net loss applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive. The Company incurred a loss from operations. Thus, all common stock equivalents were deemed to be anti-dilutive.

Inventory

Inventory consists primarily of pharmaceuticals and health care products and is stated at the lower of cost or market on a first-in-first-out basis.

See accompanying notes.
- F50 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. SFAS No. 107, “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. For certain of the Company’s financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock-Based Compensation

The Company adopted the fair value based method of recording stock options consistent with Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” for all employee stock options granted subsequent to fiscal year end 2004. Specifically, the Company adopted SFAS No. 123 using the “prospective method” with guidance provided from SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.” All employee stock option grants made since the beginning of fiscal 2005 have or will be expensed over the related stock option vesting period based on the fair value at the date the options are granted. Prior to fiscal 2005, the Company applied Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for stock options.

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.

The Company issued a warrant to purchase 12,000,000 shares of Kaire’s common stock to Steve Westlund during the nine months ended September 30, 2005. The warrant is a five year warrant with an exercise price of $0.05 per share. None were issued during the nine months ended September 30, 2004.

See accompanying notes.
- F51 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130) established standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the nine months ended September 30, 2005 and 2004, comprehensive loss is equivalent to the Company’s net loss.

Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. There were no advertising and marketing costs for the nine-month period ended September 30, 2005. Advertising and marketing costs for the nine-month period ended September 30, 2004, were $817.

Segment and Geographic Information

The FASB issued SFAS No. 131 on “Disclosures about Segments of an Enterprise and Related Information” effective in 1998. SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers.

Recent Accounting Pronouncements

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company’s overall consolidated results of operations or consolidated financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

See accompanying notes.
- F52 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In September 2004, the EITF delayed the effective date for the recognition and measurement guidance previously discussed under EITF Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”) as included in paragraphs 10-20 of the proposed statement. The proposed statement will clarify the meaning of other-than-temporary impairment and its application to investments in debt and equity securities, in particular investments within the scope of FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and investments accounted for under the cost method. The Company is currently evaluating the effect of this proposed statement on its financial position and results of operations.

In November 2004, the Financial Accounting Standards Board Statement issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and charges regardless of whether they meet the criterion of “so abnormal” that was originally stated in Accounting Research Bulletin No. 43, chapter 4. In addition, SFAS No. 151 requires that the allocation of fixed production overheads to conversion costs be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

In December 2004, the FASB issued a revision to SFAS 123, “Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95,” that addresses the accounting for share-based payment transactions in which a Company receives employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of such equity instruments. This statement would eliminate the ability to account for share-based compensation transactions using the intrinsic method that the Company currently uses and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. The effective date of this standard is for periods beginning after December 15, 2005. The Company has determined that the adoption of SFAS 123R will result in the Company having to recognize additional compensation expense related to the options or warrants granted to employees, and it will have an impact on the Company’s net earnings in the future. This standard requires expensing the fair value of stock option grants and stock purchases under employee stock purchase plan. The Company has adopted this standard effective January 1, 2005.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 151 is effective for a fiscal year beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

See accompanying notes.
- F53 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

1. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management has implemented the provisions of SFAS 123(R) effective January 1, 2005.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company is required to adopt the provisions of SFAS 154, as applicable, beginning in fiscal 2007.

2. Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $820,879 and $1,061,598 for the nine-month periods ended September 30, 2005 and 2004, respectively. The Company also had a net working deficit of $1,493,246 for the nine months ended September 30, 2005. Additionally, the Company must raise additional capital to meet its working capital needs. If the Company is unable to raise sufficient capital to fund its operations, it might be required to curtail or discontinue its pharmacy operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

See accompanying notes.
- F54 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

2. Going Concern (continued)

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company’s reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions. On March 29, 2005, Kaire issued a $125,000, 8% interest per annum, two year convertible note to the Longview Fund LP. On June 22, 2005, Kaire issued three two year convertible notes for an aggregate of a $350,000, 8% interest per annum, to the following: 1) $100,000 to the Longview Fund LP., $175,000 to the Longview Equity Fund LP, and 3) $75,000 to the Longview International Equity Fund, LP.

3. Accounts Receivable - Trade

For the nine-month periods ended September 30, 2005 and 2004, approximately 95% and 94% of net revenues of continuing operations were derived under federal, state and third-party insurance reimbursement programs. For the three- and nine-month periods ending September 30, 2005 the breakout is as follows:

	September 30, 2005
	Three Months	Nine Months
Medi-Cal	53.8%	70.9%
Medi-Care	0.8%	1.4%
Private Party	15.7%	7.8%
Other third-parties	29.7%	19.9%

These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. The Company determined that no allowances for doubtful accounts as of September 30, 2005 and December 31, 2004 were necessary.

4. Common Stock Transactions

The common stock transactions during the nine months ended September 30, 2005, were as follows:

•	The Company issued 3,000,000 shares of its common stock with a fair market value of $150,000 for consulting services provided to the Company.

See accompanying notes.
- F55 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

4. Common Stock Transactions (continued)

The common stock transactions during the Nine months ended September 30, 2004 were as follows:

•	The Company converted $539,341 in notes payable and related interest into 16,431,518 shares of its common stock.

•	The Company issued 3,955,000 shares of its common stock with a market value of $657,250 for consulting services provided to the Company.

•	The Company converted warrants issued to note holders into 2,200,000 shares of its common stock for $132,000.

•	The Company issued 2,197,727 shares of its common stock to its CEO for current and prior year compensation totaling $391,750.

•	The Company retired 1,250,000 shares of its common stock as result of the sale of entreMetrix, Inc. back to its original shareholder.

5. Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Source One Group

The Company’s chief financial officer also serves as the chief financial officer of Dalrada Financial Corporation (Dalrada). Dalrada through its subsidiary Source One Group (SOG) operates a professional employment organization. SOG provides services for the Company as its professional employment organization. The Company entered into an Employment Services Agreement with SOG pursuant to which SOG has agreed to render professional employment and related services to the Company for a fee. The Company paid fees to SOG totaling $9,417 for the nine months ended September 30, 2005. The fees charged by SOG to the Company are at the prevailing rate that SOG charges others.

See accompanying notes.
- F56 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

6. Property and Equipment

Property and equipment at September 30, 2005 and December 31, 2004 consisted of the following:

	2005	2004

Furniture and fixtures	$85,000	$85,000
Vehicles	14,712	14,712
Computers and equipment	22,094	21,144
	121,806	120,856

Less accumulated depreciation and amortization	(73,022)	(51,071)

Total	$48,784	$69,785

Depreciation and amortization expense was $21,952 and $21,714 for the nine months ended September 30, 2005 and 2004, respectively.

7. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2005 and December 31, 2004 of the following:

	September 30, 2005	December 31, 2004

Accounts payable	$318,172	$356,969
Accrued professional and related fees	61,072	90,000
Accrued compensation and related payroll taxes	22,836	-
Accrued interest payable	-	2,000
Barnes settlement	33,846	-
Other accrued expenses	3,399	813
Total	$439,325	449,782

See accompanying notes.
- F57 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

8. Convertible Notes Payable and Debentures

Convertible debentures consist of the following at September 30, 2005 and December 31, 2004:

	September 30, 2005	December 31, 2004
8% convertible subordinated debentures, originally due in October 2002 and now on demand. Interest is payable quarterly.	$38,547	$38,547

8% convertible subordinated debentures, originally due in January 2003 and now on demand. Interest is payable quarterly.	196,103	196,103

8% convertible subordinated debentures, originally due in August 2003 and now on demand. Interest is payable quarterly.	121,926	121,926

8% convertible subordinated debentures, due in December 2005. Interest is payable quarterly, and principal is due at maturity.	320,000	320,000

8% convertible subordinated debentures, due in April 2006. Interest is payable quarterly, and principal is due at maturity.	650,000	650,000

8% convertible subordinated debenture, due on March 29, 2006. Interest is payable quarterly, and principal is due at maturity.	125,000	-

8% convertible subordinated debentures, due in June 2007. Interest is payable quarterly, and principal is due at maturity.	350,000	-

	1,801,576	1,326,576

Less: Unamortized Bond Discount and Unamortized Debt Issuance Costs	(530,854)	(374,538)

Total debt	1,242,769	952,038

Less: current portion	(746,970)	(566,158)

Convertible debentures, less current portion	$495,799	$385,880

8% Convertible Debentures

During 2000, the Company issued convertible notes that were due in October 2002. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2004, the noteholders converted $327,094 of the outstanding principal into the Company’s common stock. $38,547 of these notes was still outstanding as of December 31, 2004 and September 30, 2005, respectively.

The 8% convertible debentures issued in 2000 and 2001 have a conversion price that is the lesser of (1) 80% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time. The value allocated to the note warrants and the beneficial conversion feature was amortized to interest expense over the term of the note.

See accompanping notes
F58

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

8% Convertible Debentures (continued)

During January 2001, the Company issued convertible notes aggregating to $500,000, which were due in January 2003. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. As of December 31, 2003, the Company had converted $196,650 into its common stock. In 2004, the Company converted an additional $87,247 into common stock. The Company has an outstanding principal balance of $196,103 on these notes as of December 31, 2004 and September 30, 2005, respectively.

During August 2001, the Company issued a convertible notes aggregating to $300,000, which is due in August 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2003, 2002 and 2001, the noteholders converted $1,776, $31,651 and $144,647, respectively, into the Company’s common stock, and the principal balance of $121,926 on this note was still outstanding as of December 31, 2004 and June 30, 2005.

In November 2003, the Company obtained debt financing of $370,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 2,200,000 shares of the Company’s common stock to various parties as part of these financing agreements. The principal balance of $320,000 was still outstanding as of December 31, 2004 and September 30, 2005.

Total funds received of $370,000 were allocated $83,829 to the 8% convertible notes, $127,600 to the note warrants and $158,571 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

The 8% convertible debentures issued in November 2003 have a conversion price that is the lesser of (1) 70% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time.

The warrants issued are convertible into 2,200,000 shares common stock at an exercise price of $0.06 per share, which is based upon the lowest closing price for the five days preceding the date of grant. The exercise price can be adjusted down by the Company, and the Company did not reprice any warrants in 2004. In February and March 2004, the warrant holders exercised all the outstanding warrants.

In May 2004, the Company concluded debt financing for $650,000, whereby the following 8% convertible debentures were issued: $350,000 to Alpha Capital Aktiengesellschaft; $200,000 to Gamma Opportunity Capital Partners, LP; and $100,000 to Longview Fund, LP. Additionally, in conjunction with these convertible debentures, the Company issued detachable warrants to purchase 4,444,444 shares of common stock in conjunction with the convertible notes. The exercise price of the warrants is $0.17 per share, and the warrants mature in five years.

See accompanying notes.
- F59 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

8. Convertible Notes Payable and Debentures (continued)

8% Convertible Debentures (continued)

The conversion price per share of the above debentures shall be equal to the lesser of (i) $.09 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the Conversion Date for the Common Stock. Closing bid price shall mean the last closing bid price as reported by Bloomberg LP. The Conversion Price shall be $.09 per share unless at any time after the closing price of the Common Stock as reported by Bloomberg LP for the Principal Market is less than $0.09 per share for fifteen (15) consecutive trading days.

Total funds received of $650,000 were allocated $312,108 to the 8% convertible notes, $240,834 to the note warrants and $97,059 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

On March 29, 2005, Kaire issued a $125,000, 8% interest per annum, two year convertible note to the Longview Fund LP. The Conversion Price per share shall be the lesser of (i) $.04 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the conversion date for the common stock. In addition Longview was issued a class A warrant for the purchase of 694,444 shares of the common stock at a per share purchase price of $0.042, and a class B warrant for the purchase of 3,000,000 shares of the common stock at a per share purchase price of $0.04. Total funds received of $125,000 were allocated $105,750 to the note warrant and $19,250 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is amortized to interest expense over the term of the note.

Total funds received of $125,000 were allocated $13,496 to the 8% convertible notes, $89,445 to the note warrants and $22,059 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

On June 23, 2005, the Company issued three two-year convertible notes for an aggregate of a $350,000, 8% interest per annum, to the following: 1) $100,000 to the Longview Fund LP., $175,000 to the Longview Equity Fund LP, and 3) $75,000 to the Longview International Equity Fund, LP. The Conversion Price per share shall be the lesser of (i) $.03 or (ii) eighty (80%) of the average of the closing bid prices for the twenty (20) trading days prior to but not including the conversion date for the common stock. The proceeds from this convertible note were used for working capital needs. In addition, 5 year warrants for an aggregate of 5,833,333 shares with an exercise price of $.03 per share were issued to the following: 1) 1,666,666 shares to the Longview Fund LP, 2) 2,916,666 shares to the Longview Equity Fund LP, and 3) 1,250,000 shares to the Longview International Equity Fund, LP.

Total funds received of $350,000 were allocated $213,621 to the 8% convertible notes, $48,879 to the note warrants and $87,500 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

See accompanying notes.
- F60 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

9. Commitments and Contingencies

Litigation

Department of Health Services

The Company is a provider of services under California’s Medicaid program (“Medi-Cal”), which is administered by the Department of Health Services (“DHS”). DHS served notice to the Company that the Company received overpayment of claims submitted by the Company for certain drugs, based on alleged violations of the California Code of Regulations. The Company has provided documentary evidence to contest and rebut DHS’s allegations and received an extension to provide evidence to the contrary. In December 2002, DHS informed the Company that it was suspending Classic Care’s Medi-Cal license, and that it was withholding all further payments until its investigation is complete. Classic Care could not successfully operate without a Medi-Cal license. Thus, the Company has decided to cease operations of Classic Care. Management has fully reserved the accounts receivable balance regarding these allegations.

Additionally, DHS has alleged that Classic Care was overpaid in 1998, 1999 and 2000, and has requested a refund. The Company believes that all reimbursements received were appropriate, and management believes that it does not have a liability to the DHS.

Except as otherwise specifically indicated above, management believes that the Company does not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2004. However, there can be no assurance that the Company will prevail in the above proceedings. In addition, the Company may be required to continue to defend it resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which might have a material adverse effect upon the Company.

Kaire believes that it does not have any liability in this matter and has not provided any reserve for this matter. The basis for this belief is the following: 1) the California Department of Health Services (“DHS”) claim is directed to Classic Care Pharmacy which was owned by Classic Care, Inc. 2) Classic Care Inc. is a separate legal entity and was operated by the prior owners, whom Kaire believes perpetrated the actions leading to the alleged claims, 3) Kaire was not involved nor was Kaire aware of the alleged overpayment to Classic Care Inc., 4) the alleged claim includes a period of time before Kaire was involved with Classic Care, Inc. thus precluding Kaire any claim in that time period and 5) Kaire did not benefit in any way from the alleged overpayment.

The DHS estimates the claim at around $1,566,396. An estimate of how much the claim would relate to Classic Care, Inc. cannot be made since the alleged claim includes a time period that begins over a year prior to Kaire’s involvement with Classic Care, Inc. and that information is not available to Kaire.

See accompanying notes.
- F61 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

9. Commitments and Contingencies (continued)

Litigation (continued)

Company Is in Dispute with a Vendor

On April 2, 2003, H.D. Smith filed a complaint against Classic Care, Inc., Kaire Holdings, Inc., Sarit Rubenstein, Steven Oscherowitz and Larisa Vernik for various causes of action relating amounts owed for certain drugs that were delivered to Classic Care. H.D. Smith is seeking $430,205 plus interest. On December 30, 2004 a settlement was reached where Kaire is obligated to pay the plaintiff $50,000. Kaire’s payment began with the court approval of the settlement, with $10,000 paid July 8, 2005 and the balance paid based on 12 monthly installments of $3,077 (which includes interest of 7.50%) to commence shortly thereafter. The balance owned as of September 30, 2005 was $33,845.

McKesson Medical - Surgical Inc. v. Effective Health

On January 20, 2005, McKesson Medical-Surgical, Inc. (“Plaintiff”) filed a complaint against Effective Health, Inc., a subsidiary of Kaire, for failure to pay the principal sum of $17,467 for goods and/or services. The Company has expressly denied any liability. The Company’s attorney is completing a full analysis of the Plaintiff’s claims, as this is in the early stage of the litigation.

Employment Agreements

Chief Executive Officer Compensation

On April 5, 2005, the Company agreed to a new three year agreement with Mr. Westlund. The agreement calls for a monthly salary of $8,333 per month, with annual increases equaling 15% of the base salary.

During 2004 Mr. Westlund received 2,000,000 shares of the Company’s common stock in lieu of $370,000 of accrued and current compensation due him under the above compensation agreement. The Company had no accrued compensation due to Mr. Westlund as of December 31, 2004.

See accompanying notes.
- F62 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

10. Stock Options and Warrants

The following summarizes the Company’s stock option and warrants activity:

	Warrants And Stock Options Outstanding	Weighted Average Exercise Price

Outstanding December 31, 2004	4,444,444		$0.17

Granted March 29, 2005	3,694,444		$0.04
Granted June 22, 2005	5,833,333		$0.03
Exercised	-	$
Expired/Cancelled	-	$

Outstanding September 30, 2005	13,972,221		$0.08

The Company has 13,972,221 warrants outstanding as of September 30, 2005 and 4,444,444 as of December 31, 2004. The weighted average exercise price of the outstanding warrants as of September 30, 2005 is $0.08. The outstanding warrants have a clause that causes the exercise price to be adjusted down by the Company upon certain Company actions by the warrant holders. The warrants expire 5 years from the original date of grant. The Company has not repriced any warrants as of September 30, 2005.

11. Earnings per Share

Earnings per share have been calculated using the weighted average number of shares outstanding during each period. As of September 30, 2005, potentially dilutive securities consist of convertible debentures convertible into 83,406,296 common shares and warrants convertible into 13,972,221 shares. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the nine months ended September 30, 2005 and 2004 respectively. The loss from operations and the net loss for the nine months ended September 30, 2005 and 2004 make these securities anti-dilutive.

12. Discontinued Operations - Classic Care, Inc.

In January 2003, after a failed effort to rebuild Classic Care Pharmacy, all operations at Classic Care Pharmacy ceased and Classic Care, Inc was dissolved. Additionally, the logistical issues created by moving the pharmacy operations to Fillmore, California, made it difficult to provide the level of personal attention required to service individual HIV clients in the Health Advocate HIV program. The combination of a declining HIV client base due to the logistical problems of providing the level of personal attention required to service each HIV client (i.e. clients were transferring their business to a more conveniently located pharmacy) lead to the decision to phase out the Health Advocate HIV program.

See accompanying notes.
- F63 -

Kaire Holdings Incorporated
and Subsidiaries
Notes to Consolidated Statements (continued)
September 30, 2005 and 2004

12. Discontinued Operations - Classic Care, Inc. (continued)

The net assets (liabilities) of the discontinued operations have been recorded at their estimated net realizable value under the caption “Net assets (liabilities) of discontinued operations - Classic Care” in the accompanying Balance Sheets at September 30, 2005 and December 31, 2004 consist of the following:

	September 30, 2005	December 31, 2004
Non-trade receivable	-	-

Total Assets	$-	$-

Accounts payable	(131,845)	(131,845)
Accrued liabilities	(13,766)	(13,766)
Total liabilities	(145,611)	(145,611)
Net assets (liabilities) of discontinued operations	$(145,611)	$(145,611)

There were no revenues or expenses for the discontinued operations of Classic Care for the nine-month periods ended June 30, 2005 and 2004.

13. Subsequent Events

The Company is in default of the registration requirement of the June 23, 2005 notes, which required that a registration statement for the underlying shares be filed within 45 days of the closing day of the funding (i.e. August 8, 2005). The Company is in the process of remedying this default.

In October 2005, the Company’s Chief Executive Officer received a 5 year option to purchase 12 million shares of the Company’s common stock at an option price of $0.05 per share.

See accompanying notes
F64

Part II. Information Not Required In Prospectus

Indemnification of Directors and Officer

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity hereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling KAIH. KAIH has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

The expenses related to the securities being registered shall be paid by the Registrant.

SEC Registration Fee	$118.48
Printing and Engraving Expenses	$5,000.00
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$15,000.00
Transfer Agent Fees	$5,000.00
Blue Sky Fees	$1,000.00
Miscellaneous	$5,000.00
Total	$51,118.48

Recent Sales of Unregistered Securities

KAIH made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

On September 20, 2002, Matthew Marcus was issued 30,000,000 (pre-split) restricted shares for consulting services. The value of the shares was $60,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On May 21, 2003, was issued 250,000,000 (pre-split) Shares relating to the acquisition of Entrmetrix to Richard R. McKinley. The value of the shares was approximately $250,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, George Lefevre was issued 375,000 restricted shares for consulting services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, Scott Absher was issued 375,000 restricted shares for consulting services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, Steven Westlund was issued 375,000 restricted shares for expenses owed. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, Owen Naccarato was issued 375,000 restricted shares for legal services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, Joseph Maleki was issued 350,000 restricted shares for legal services. The value of the shares was $21,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, Randy Jones was issued 250,000 restricted shares for consulting services. The value of the shares was $15,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On October 17, 2003, Jay Isco was issued 200,000 restricted shares for consulting services. The value of the shares was $12,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933.

On December 27, 2003, KAIH issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price per share being the lesser of (i) $.06 (“Maximum Base Price”) or (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the thirty (30) trading days prior to but not including the conversion date. The conversion price described above shall not be less than one-half of the Maximum Base Price unless the closing price of the common stock is less than one-half the Maximum Base Price for any ten (10) consecutive trading days. The notes were issued to the following: Alpha Capital Aktiengesellschaf, an $111,000 secured convertible debenture, Gamma Opportunity Capital Partners, LP, a $100,000 secured convertible debenture, Longview Fund, L.P. a $120,000 secured convertible debenture and Standard Resources Limited, a $150,000 in secured convertible debenture. The underlying shares to these securities were registered on February 17, 2004, on Form SB2, File #333-112861

During the Quarter ending March 31, 2004, the Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

1. 4,812,523 shares of common stock were issued to Alpha Capital Aktiengesellschaft pursuant to Rule 144k.
2. 3,058,035 shares of common stock were issued to Gamma Opportunity Capital Partner LP pursuant to Rule 144k.
3. 4,436,676 shares of common stock were issued to Longview Fund LP pursuant to Rule 144k.
4. 2,678,570 shares of common stock were issued to Churchill Investments, Inc. pursuant to Rule 144k.

On May 3, 2004, Kaire issued $650,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

The above notes are as follows: Alpha Capital Aktiengesellschaft was issued a $350,000 in secured convertible debenture, Longview Fund, L.P. was issued a $100,000 secured convertible debenture, and Gamma Opportunity Capital Partners, LP was issued a $200,000 secured convertible debenture. In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $0.17: 1,944,444 shares of common stock issuable to Alpha Capital Aktiengesellschaft, 555,556 shares of common stock issuable to Longview Fund LP, 1,111,111 shares of common stock issuable to Gamma Opportunity Capital Partners, LP and 833.333 to Bi-Coastal Consulting Corporation.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

On September 22, 2004, Kaire Holdings, Inc., issued a promissory to the Longview Fund LP, a private investment fund, the principal sum of Sixty Thousand Dollars with interest of Six Thousand Dollars, which is payable in three equal payments within three months with the first payment beginning within thirty days of the above referenced date. In the event of partial payments, each payment shall be credited first to accrued interest and then to principal, and thereafter interest shall cease to accrue upon the principal so credited. This note was paid in full on June 23, 2005,

In March 29, 2005, Kaire issued a $125,000, 8% interest per annum, two year convertible note to the Longview Fund LP. The Conversion Price per share shall be the lesser of (i) $.04 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the conversion date for the common stock. In addition Longview was issued a class A warrant for the purchase of 694,444 shares of the common stock at a per share purchase price of $0.042, and a class B warrant for the purchase of 3,000,000 shares of the common stock at a per share purchase price of $0.04

On June 23, 2005, Kaire issued $350,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.03 per share, or 80% of the average of the lowest five closing bid prices of the common stock during the 20 trading days preceding the conversion date. These notes mature in two years. Longview Fund was issued a $100,000 in secured convertible debenture, Longview Equity Fund, L.P. was issued a $175,000 secured convertible debenture, and Longview International Equity Fund, LP was issued a $75,000 secured convertible debenture. In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $0.04: 1,291,667 shares of common stock issuable to Longview Fund LP, 875,000 shares of common stock issuable to Longview Equity Fund LP, and 875,000 shares of common stock issuable to Longview International Equity Fund, LP.

On December 13, 2005, Kaire entered into a subscription agreement with the Longview Fund LP to issue $350,000 in convertible debentures, 12% annual interest rate in three traunches. A convertible debenture for $150,000 was issued on December 13, 2005 and its underlying shares are being registered through this document. A second traunch of $100.00 is to be issued on Feburary 15, 2006 and the third traunch of $100,000 is to be issued on March 15, 2006. The convertible debentures can be converted into shares of common stock with the conversion price being 70% of the average of the lowest five closing bid prices of the common stock during the 20 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

ITEM 13.  Exhibits, List and Reports in Form 8-K

(a) Exhibits

3. Articles of Incorporation and bylaws of the Company, as amended. (1)
3.1 Amendment to the Articles of Incorporation dated November 25, 1997. (16)
3.2 Amendment to the Articles of Incorporation dated February 3, 1998. (16)
3.3 Amendment to the Articles of Incorporation dated January 31, 2002. (16)
4.1 Form of Warrant Agreement between the Company and Jersey Stock Transfer and Trust Company, including the Form of Warrant (as modified). (4)
4.2 Form of Stock Purchase Warrant (issued with promissory note). (2)
5.1 Opinion re: Legality
10.27 The 1998 Stock Compensation Plan (7)
10.28 The Amendment to the 1998 Stock Compensation Plan (8)
10.29 The 1999 Stock Compensation Plan (10)
10.30 The 2000 Stock Compensation Plan (11)
10.31 The Amendment to the 2000 Stock Compensation plan (12)
10.32 Subscription Agreement (13)
10.33 Convertible Debenture Agreement (13)
10.34 Form of Warrant Agreement (13)
10.35 Employment Agreement Mark Baum (13)
10.36 Employment Agreement Steven Westlund (13)
10.37 Employment Agreement Owen Naccarato (13)
10.38 Modification Agreement (Modifying Exhibit 10.32)(13)
10.39 Final Stason U.S.A. Agreement (13)
10.40 Amended Classic Care Purchase Agreement (13)
10.41 Subscription document dated August 20, 2001. (14)
10.42 Classic Care Workout (spin-off) Agreement (15)
10.43 Amendment One to the Workout Agreement (15)
10.44 Alpha Capital Aktiengesellschaft Convertible Note (17)
10.45 Alpha Capital Aktiengesellschaft Warrant (17)
10.46 Gamma Opportunity Capital Partners, LP Convertible Note (17)
10.47 Gamma Opportunity Capital Partners, LP Warrant (17)
10.48 Longview Fund LP Convertible Note (17)
10.49 Longview Fund LP Warrant (17)
10.50 Standard Resources Convertible Note (17)
10.51 Standard Resources Warrant (17)
10.52 Bi-Coastal consulting Corp Warrant (17)
10.53 December 2003 Subscription Agreement (17)
10.54 December 2003 Subscription Agreement Standard Resources. (17)
10.55 Amended 2003 Employee Compensation Plan (18)
10.56 May 2004 Alpha Capital Aktiengesellschaft Convertible Note (19)
10.57 May 2004 Alpha Capital Aktiengesellschaft Warrant (19)
10.58 May 2004 Longview Fund LP Convertible Note (19)
10.59 May 2004 Longview Fund LP Warrant (19)
10.60 May 2004 Gamma Opportunity Capital Partners, LP Convertible Note (assigned to Longview Fund LP) (19)
10.61 May 2004 Gamma Opportunity Capital Partners, LP Warrant (assigned to Longview Fund LP) (19)
10.62 May 2004 Bi-Coastal Consulting Corp Warrant(19)
10.63 May 2004 Subscription Agreement(19)
10.64 March 2005 Longview Fund LP Convertible Note (19)
10.65 March 2005 Longview Fund LP Class A Warrant (19)
10.66 March 2005 Longview Fund LP Class B Warrant (19)
10.67 March 2005 Subscription Agreement (19)
10.68 June 2005 Longview Fund LP Convertible Note (19)
10.69 June 2005 Longview Equity Fund LP Convertible Note (19)
10.70 June 2005 Longview International Equity Fund LP Convertible Note (19)

10.71 June 2005 Longview Fund LP Warrant (19)
10.72 June 2005 Longview Equity Fund LP Warrant (19)
10.73 June 2005 Longview International Equity Fund LP Warrant (19)
10.74 June 2005 Subscription Agreement (19)
10.75 Employment Agreement Steven Westlund - dated April 1, 2005. *
10.76 Fillmore Property - Month to month tenancy - September 30, 2005 *
10.77 December 2005 Subscription Agreement *
10.78 December 2005 Longview Fund Convertible Note *
10.79 LaSalle IPA Agreement *
10.80 New Horizon IPA Agreement *
21. Subsidiaries of the Company (19)
23.1 Consent of Naccarato $ Associates (Included in opinion filed as Exhibit 5.1) *
23.2 Consent of Pohl, McNabola, Berg & Company LLP. *

(1) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-17548-NY, as amended on August 7, 1990, and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-17548-NY, as amended on February 12, 1991, and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2, file number 33-51684- NY, as amended on September 19, 1994, and incorporated herein by reference.
(5) Previously filed as an exhibit to the Company’s Form 10-QSB filed for the quarterly period ended September 30, 1996.
(6) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 1996.
(7) Incorporated by reference to the Company’s Form S-8 dated January 9, 1998 and filed with the Commission on January 9, 1998.
(8) Incorporated by reference to the Company’s Form S-8 dated March 25, 1998 and filed with the Commission on March 25, 1998.
(9) Incorporated by reference to the Company's Form S-8 dated April 4, 1999 and filed with the Commission on March 19, 1999.
(10) Incorporated by reference to the Company's Form S-8 dated October 15, 1999 and filed with the Commission on October 15, 1999.
(11) Incorporated by reference to the Company's Form S-8 dated February 11, 2000 and filed with the Commission on February 11, 2000.
(12) Incorporated by reference to the Company's Form S-8 dated May 26, 2000 and filed with the Commission on May 26, 2000.
(13) Previously filed as an exhibit to the Company's Form SB/2 filed on March 20, 2001 file number 333-57268
(14) Incorporated by reference to the Company's Form SB/2 dated and filed on August
27, 2001, file number 333-68444.
(15) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 2001.
(16) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 2002.
(17) Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, file number 333-112861, filed on February 17, 2004.
(18) Incorporated by reference to the Company’s Form S-8 dated June 3, 2004 and filed with the Commission on June 4, 2004.
(19) Previously filed as an exhibit to the Company's Form SB/2 filed on September 8, 2005 file number 333-116693
(20) Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2A, file number 333-116693, filed on December 12, 2005.
* Filed herewith

(b) Reports on Form 8-K
March 1, 2004 Items 2 and 7: Disposition of EntreMetrix
May 23, 2003 Item 7: EntreMetrix Audited Financials
March 20, 2003 Items 2 and 5: Acquisition of EntreMetrix
February 1, 2006 Items 1.01 and 7: Entered into Subscription Agreements to issue convertible debt

43

Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fillmore, CA, 93015.

Kaire Holdings Incorporated

By: /s/ Steven R. Westlund
                Steven R. Westlund Chief Executive Officer, Director and
Principal Executive Officer
                                Dated: February 2, 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

By: /s/ Steven R. Westlund
Steven R. Westlund Chief Executive Officer, Director and
Principal Executive Officer
                                Dated: February 2, 2006

                                                                                By: /s/ Randy Jones
Randy Jones Chief Financial Officer and
                                 Principal Accounting Officer
                                Dated: February 2, 2006